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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(as filed with the Securities and Exchange Commission on April 4, 2008)

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☐	Soliciting Material Pursuant to §240.14a-12
Hearst-Argyle Television, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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300 West 57th Street
New York, New York 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2008

To the Stockholders of Hearst-Argyle Television, Inc.:

        The 2008 Annual Meeting of Stockholders of Hearst-Argyle Television, Inc., a Delaware corporation, will be held at the Joseph Urban Theatre, Hearst Tower, 300 West 57th Street, third floor, New York, New York 10019 on Tuesday, May 6, 2008 at 10:00 a.m., local time, for the following purposes:

  (1)
  To elect one Series A Class I Director and five Series B Class I Directors to hold office for a term of two years or until their respective successors are elected and qualified;

  (2)
  To re-approve the material performance goals under our 2003 Incentive Compensation Plan under which the Company awards various forms of incentive compensation to officers and other key employees of the Company and its subsidiaries;

  (3)
  To ratify the appointment of Deloitte & Touche LLP as our independent external auditors for the fiscal year ending December 31, 2008; and

  (4)
  To transact such other business as may properly come before the meeting or its adjournment.

        The close of business on March 21, 2008 has been fixed by our Board of Directors as the record date for the Annual Meeting. Only holders of record of our Series A Common Stock and Series B Common Stock on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on our books after such record date.

        We will make available a list of stockholders as of the close of business on March 21, 2008, for inspection during normal business hours from April 25, 2008, through May 6, 2008, at the office of our Secretary. The list will also be available at the meeting. A Proxy Statement, form of Proxy and copy of the Annual Report for the fiscal year ended December 31, 2007 accompany this notice.

        It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, please vote, sign and date the form of Proxy and return it in the enclosed envelope. Alternatively, you may choose to vote your shares by telephone or via the Internet. The toll-free telephone number, Internet address and instructions for voting are shown on page 2 of the Proxy Statement. If you choose to attend the Annual Meeting and you are the record owner of your shares, you may revoke your Proxy and vote in person if you so desire. If you are unable to attend the Annual Meeting in New York, please join us via Webcast on the Company's Web site at www.hearstargyle.com.

By Order of the Board of Directors,

David J. Barrett, President and Chief Executive Officer
Dated: April 4, 2008 New York, New York

300 West 57th Street
New York, New York 10019

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2008

        This Proxy Statement and accompanying Proxy are furnished to the stockholders of Hearst-Argyle Television, Inc., a Delaware corporation (the "Company" or "we"), in connection with the solicitation by our Board of Directors of Proxies to be voted at our Annual Meeting of Stockholders to be held at the Joseph Urban Theatre, Hearst Tower, 300 West 57th Street, third floor, New York, New York 10019 on Tuesday, May 6, 2008 at 10:00 a.m., local time, or at any adjournment thereof. This Proxy Statement is being mailed to stockholders on or about April 4, 2008. References herein to "we" or to the "Company" include our subsidiaries, unless the context otherwise requires.

ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will be asked to act upon the matters listed in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement, as follows:

  (1)
  To elect one Series A Class I Director and five Series B Class I Directors to hold office for a term of two years or until their respective successors are elected and qualified (the "Election of Directors Proposal");

  (2)
  To re-approve the material performance goals under our 2003 Incentive Compensation Plan under which the Company awards various forms of incentive compensation to officers and other key employees of the Company and its subsidiaries (the "Incentive Compensation Plan Proposal");

  (3)
  To ratify the appointment of Deloitte & Touche LLP as our independent external auditors for the fiscal year ending December 31, 2008 (the "Independent Auditors Ratification Proposal"); and

  (4)
  To transact such other business as may properly come before the meeting or its adjournment.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS PROPOSAL, FOR THE INCENTIVE COMPENSATION PLAN PROPOSAL AND FOR THE INDEPENDENT AUDITORS RATIFICATION PROPOSAL.

Who is entitled to vote at the Annual Meeting?

        Holders of record of our Series A Common Stock and Series B Common Stock (together with the Series A Common Stock, the "Common Stock") at the close of business on Friday, March 21, 2008, the Record Date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements of the Annual Meeting. On the Record Date, there were 93,903,564 shares of Common Stock (consisting of 52,604,916 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock) held by approximately 812 stockholders of record (including one stockholder of record who represents approximately 1,100 of our employees who have purchased shares of our stock pursuant to our Employee Stock Purchase Plan), outstanding and entitled to vote at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

        Except with respect to the election of directors, the presence, in person or by Proxy, of the holders of a majority of the voting power of the outstanding shares of our Series A and Series B Common Stock is necessary to constitute a quorum at the meeting. With respect to the election of the Series A Director, the presence in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of the Series A Common Stock is necessary to constitute a quorum. With respect to the election of the Series B Directors, the presence, in person or by proxy, of Hearst Broadcasting, Inc., a Delaware corporation ("Hearst Broadcasting"), as the sole holder of 100% of the outstanding shares of Series B Common Stock, is necessary to constitute a quorum. Hearst Broadcasting is a wholly-owned subsidiary of Hearst Holdings, Inc., a Delaware corporation ("Hearst Holdings"), which is a wholly-owned subsidiary of The Hearst Corporation, a Delaware corporation ("Hearst").

        Abstentions and broker non-votes are included in the number of shares present at the meeting for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

How do I vote?

        All shares of Common Stock represented by properly executed Proxies received prior to or at the Annual Meeting and not properly revoked will be voted in accordance with the instructions indicated in such Proxies. Unless you direct otherwise, the Proxy will be voted "FOR" the Election of Directors Proposal, "FOR" the Incentive Compensation Plan Proposal and "FOR" the Independent Auditors Ratification Proposal.

        You may grant a Proxy by signing and returning to us a proxy card, by telephone or by using the Internet. Votes submitted via the Internet or by telephone must be cast by 1:00 a.m., Central time, on May 6, 2008. Votes submitted by mail should be received on or before May 5, 2008. Submitting your vote by mail, telephone or via the Internet will not affect your right to vote in person if you decide to attend the 2008 Annual Meeting.

  How to Vote by Phone:

    •
    Have your proxy card in hand when you call.

    •
    You can use any touch tone telephone to vote your shares at any time 24 hours a day, seven days a week, until 1:00 a.m., Central time, on May 6, 2008.

    •
    Dial 1-800-652-VOTE (8683).

    •
    You will be provided simple voting instructions. Follow these to complete your vote.

  How to Vote by the Internet:

    •
    Have your Proxy card in hand when you vote.

    •
    You can use the Internet to vote your shares at any time 24 hours a day, seven days a week, until 1:00 a.m., Central time, on May 6, 2008 at www.investorvote.com.

    •
    You will be provided simple voting instructions. Follow these to complete your vote.

  How to Vote by Mail:

    •
    Mark, sign and date the Proxy card accompanying this Proxy Statement and return it in the enclosed postage-paid envelope.

    •
    Votes submitted by mail should be received on or before May 5, 2008.

What are the voting rights of the holders of our stock?

        The holders of Series A Common Stock will be entitled to one vote per share of Series A Common Stock. The holders of Series B Common Stock will be entitled to one vote per share of Series B Common Stock. The holders of Series A Common Stock and Series B Common Stock vote together as a single class on all matters, except with respect to (i) the election of directors; (ii) any amendments to our Amended and Restated Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective series so as to affect them adversely; and (iii) such other matters as require class votes under the Delaware General Corporation Law or our Amended and Restated Certificate of Incorporation. Cumulative voting is not permitted in the election of directors.

Who will count the vote?

        Representatives of Computershare, our transfer agent, will count the votes.

What vote is required to approve each item?

        With respect to the Election of Directors Proposal, only holders of the Series A Common Stock will be entitled to vote on the nominee for Series A Director, and only Hearst Broadcasting, as the holder of 100% of the outstanding Series B Common Stock, will be entitled to vote on the nominees for Series B Directors. The affirmative vote of a plurality of votes cast by holders of Series A Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Series A Director. The affirmative vote of a plurality of the votes cast by the holder of Series B Common Stock represented and entitled to vote at the Annual Meeting is required for the election of the Series B Directors.

        The Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal require the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock and Series B Common Stock represented in person or by Proxy at the Annual Meeting and voting together as a single class.

        Hearst Broadcasting, which held 29,724,908 shares of our Series A Common Stock and 41,298,648 shares of our Series B Common Stock (representing approximately 75.6% of the outstanding voting power of the Common Stock) as of the Record Date, has notified us that it intends to vote in favor of the Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal. Hearst Broadcasting has sufficient voting power to approve or defeat these proposals, and if Hearst Broadcasting votes as it has indicated, the Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal will be approved.

        With respect to the approval of the Incentive Compensation Plan Proposal and the Independent Auditors Ratification Proposal, abstentions will be counted for determining the total number of votes cast with respect to the proposals and thus will be counted as a vote "AGAINST" those proposals. Since a plurality of the votes cast is required for the election of directors, with respect to the Election of Directors Proposal, abstentions will not be counted. Broker non-votes will not be counted in determining the total number of votes cast with respect to any of the proposals and will be, therefore, counted neither as a vote "FOR" nor "AGAINST" the proposals.

Can I vote at the Annual Meeting in person and can I change my vote after I return my Proxy?

        You may attend the Annual Meeting and vote in person. If you are the record owner of your shares, you may revoke a Proxy at any time prior to its use by delivering to our Secretary a signed notice of revocation or a later dated signed Proxy or by attending the Annual Meeting and voting in person. If you hold your shares in the name of a bank, broker or other holder of record, you must obtain a Proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting. Your attendance at the Annual Meeting will not in itself constitute the revocation of a Proxy.

What are the Board's recommendations?

        Unless contrary instructions are given on the Proxy, the persons named as Proxy holders on the Proxy will vote in accordance with the recommendations of our Board of Directors. Our Board's recommendations are noted above and are also set forth following the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

  •
  FOR the election of the Series A director nominee and the five Series B director nominees listed under "Election of Directors Proposal" in this Proxy Statement to serve as Class I directors for a two-year term; and

  •
  FOR the re-approval of the material performance goals of the 2003 Incentive Compensation Plan set forth in this Proxy Statement under "Incentive Compensation Plan Proposal."

  •
  FOR the Independent Auditors Ratification set forth in this Proxy Statement under "Independent Auditors Ratification Proposal."

        We do not expect that any matter not referred to in this Proxy Statement will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting and any adjournments or postponements of the Annual Meeting, the persons named in the Proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a Proxy will also confer discretionary authority on the persons named in the Proxy as Proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting, including postponement or adjournment for the purpose of soliciting additional votes.

Who will bear the cost of soliciting Proxies?

        We will bear the Proxy solicitation costs. In addition to solicitation by mail, Proxies may be solicited in person by our directors, officers and employees without additional compensation, and by telephone, telegram, facsimile or similar method. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and, upon request, we will reimburse them for their reasonable expenses in so doing.

PROPOSAL 1—ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our Amended and Restated Certificate of Incorporation provides for classified directors and staggered director terms. The holders of Series A Common Stock elect two directors (the "Series A Directors") and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors (the "Series B Directors").

        The Board of Directors is divided into two classes, Class I and Class II, with one Series A Director in each class. The following table lists the name, age, class and series designation for each director continuing in service on, or nominated for election to, the Board:

Name	Age	Director Class Designation	Director Series Designation
David J. Barrett	59	II	B
Frank A. Bennack, Jr.	75	I	B
John G. Conomikes	75	I	B
Ken J. Elkins	70	II	B
Victor F. Ganzi	61	II	B
George R. Hearst, Jr.	80	I	B
William R. Hearst III	58	II	B
Bob Marbut	72	I	B
Gilbert C. Maurer	79	I	B
David Pulver	66	II	A
Caroline L. Williams	61	I	A

        Each director serves for a term ending on the second annual meeting date following the annual meeting at which that director was elected. Each current Class II director will hold office until the 2009 annual meeting. Accordingly, at the 2008 Annual Meeting:

        (i)    the holders of the Series A Common Stock will elect one Series A Class I Director to hold office until the earlier of our annual meeting of stockholders in 2010 or until his or her successor is duly elected and qualified; and

        (ii)   Hearst Broadcasting, as the sole holder of our Series B Common Stock, will elect the remaining five Series B Class I Directors to hold office until the earlier of our annual meeting of stockholders in 2010 or until their respective successors are duly elected and qualified.

        Set forth below are the nominees for the Series A Class I Director and the Series B Class I Directors. In the event that such nominees are unable to serve or for good cause will not serve, the Proxies will be voted at the meeting for such other persons as our Board of Directors may recommend.

Nominee for Series A Class I Director (To be elected by the holders of the Series A Common Stock):

        Caroline L. Williams has served as one of our Directors since 1994. From May 2001 to June 2005, Ms. Williams served as Chief Financial and Investment Officer of The Nathan Cummings Foundation. Ms. Williams currently serves as President of Grey Seal Capital, an investment and consulting firm. Ms. Williams also serves on the Board of Directors of the Foundation for the Global Compact, a non- profit organization established in April 2006 to help raise funds to support the work of the UN Global Compact Office and Global Compact-related activities.

        In connection with Hearst's contribution of its broadcast group to Argyle Television, Inc. (which was thereafter renamed "Hearst-Argyle Television, Inc.") on August 29, 1997 (the "Hearst Transaction"), Hearst agreed that, in any election of directors and for as long as it held any shares of Series B Common Stock, it would vote any shares of Series A Common Stock that it owned only in the same proportion as the shares of Series A Common Stock not held by Hearst are so voted. Hearst, through its indirect ownership of Hearst Broadcasting, owns 29,724,908 shares of Series A Common Stock as of the Record Date, which represents approximately 56.5% of the outstanding voting power of the Series A Common Stock.

  Your directors recommend a vote FOR the election of the Series A Director nominee.

Nominees for Series B Class I Directors (To be elected by Hearst Broadcasting as the sole holder of the Series B Common Stock):

        Frank A. Bennack, Jr. has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. In December 2002, Mr. Bennack was designated to serve as the presiding director of periodic executive sessions of the Board of Directors in which the Company's management directors and other members of management do not participate. Mr. Bennack served as President and Chief Executive Officer of Hearst from January 1979 through May 2002. Since June 1, 2002, Mr. Bennack has served as Vice Chairman of Hearst's Board of Directors and Chairman of Hearst's Executive Committee. Mr. Bennack currently is serving as a consultant to Hearst. He is also a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation. Mr. Bennack is also a Director of Polo Ralph Lauren Corporation and was a Director of Wyeth until February 28, 2006 and of J.P. Morgan Chase & Co. until July 1, 2004.

        John G. Conomikes has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. From June 1999 to November 2002, Mr. Conomikes served as Senior Vice President of Hearst. Mr. Conomikes also served as our President and Co-Chief Executive Officer from August 1997 to June 1999. Prior to this time, he served as a Vice President of Hearst and the General Manager of Hearst's broadcast group since March 1983. From January 1981 to March 1983, Mr. Conomikes served as Hearst's General Manager of Television and from February 1970 to January 1981, served as Vice President and General Manager of WTAE in Pittsburgh, Pennsylvania. Mr. Conomikes joined Hearst in 1959 at WTAE where he served in various positions before assuming the Vice President and General Manager positions at the station. Mr. Conomikes currently is serving as a consultant to Hearst. Mr. Conomikes is also a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

        George R. Hearst, Jr.    has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst has served as the Chairman of the Board of Directors of Hearst since March 1996. From April 1977 to March 1996, Mr. Hearst served as a Vice President of Hearst and headed its real estate activities. He is also a Trustee of the Trust established under the Will of William Randolph Hearst, a Director of the William Randolph Hearst Foundation and the President and a Director of The Hearst Foundation. Mr. Hearst is a cousin of William R. Hearst III.

        Bob Marbut served as Co-Chief Executive Officer and Chairman of our Board of Directors from August 29, 1997 through December 31, 2002 and has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Marbut currently serves as Executive Chairman of Electronics Line 3000 Ltd., a company that develops and markets electronic security systems, and as Executive Chairman of SecTecGLOBAL, Inc., the U.S.-based wholly owned subsidiary of Electronics Line 3000. Also, he serves as Chairman and Co-Chief Executive Officer of Argyle Security, Inc., a NASDAQ company that seeks to acquire companies in the electronic security sector. Previously, Mr. Marbut served as the Co-Founder, Chairman and Chief Executive Officer of Argyle Television, Inc. from August 1994 until August 29, 1997. In addition to Electronics Line 3000 and Argyle Security, Inc., Mr. Marbut is also a Director of the Tupperware Brands Corporation and Valero Energy Corporation.

        Gilbert C. Maurer has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Maurer served as Chief Operating Officer of Hearst from March

1990 until March 1998 and as Executive Vice President of Hearst from June 1985 until September 1998. Mr. Maurer currently is serving as a consultant to Hearst. Mr. Maurer is a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

  Your directors recommend a vote FOR the election of the Series B Director nominees.

PROPOSAL 2—INCENTIVE COMPENSATION PLAN PROPOSAL

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may not, for federal income tax purposes, deduct from its income the compensation paid during a tax year to the chief executive officer and the other executive officers of the Company and its subsidiaries, excluding the chief financial officer (each such person a "covered employee"), to the extent such compensation exceeds $1,000,000. However, such deduction limit does not generally apply to performance-based compensation paid to a covered employee if the material terms of the performance goals under which such compensation is determined and paid are disclosed to and approved by the stockholders of the Company.

        In 2003, the Company's stockholders approved the Company's 2003 Incentive Compensation Plan (the "Incentive Compensation Plan"). The Incentive Compensation Plan is structured with the intent that compensation attributable to bonuses that may be awarded under the plan will not be subject to the Section 162(m) limitation on deductibility.

        In order to continue to qualify as "performance-based" compensation under Section 162(m) of the Code, the Company must obtain stockholder approval every five years of the material performance goals under the Incentive Compensation Plan, including the eligible class of employees, performance criteria and maximum amount payable pursuant to performance based awards. Because almost five years have passed since approval of the Incentive Compensation Plan, we are submitting this proposal to stockholders for re-approval of the material performance goals set forth in our Incentive Compensation Plan. If stockholders fail to approve the proposal, the Company will still be able to make awards under the Incentive Compensation Plan, but awards will be subject to the deduction limit under Section 162(m).

  Material Performance Goals Under the Incentive Compensation Plan

        Under the plan, the Compensation Committee (or a subcommittee thereof, as applicable) awards various forms of incentive compensation to executive officers (approximately 5 persons) and other select employees (up to approximately 35 persons) of the Company and its subsidiaries. The Compensation Committee has the authority to determine which employees will participate in the Incentive Compensation Plan and to establish the performance goals and bonuses for such participating employees.

        Forms of incentive compensation may include compensation based upon the achievement of the following performance goals:

        (1)   a percentage of the consolidated pre-tax or after-tax earnings or earnings before interest, taxes, depreciation or amortization ("EBITDA") of the Company and its subsidiaries, or of the separate pre-tax or after-tax earnings or EBITDA of particular subsidiaries or divisions of the Company;

        (2)   changes (or the absence of changes) in the market price of the Company's common stock; or

        (3)   the extent to which the Company and its subsidiaries, particular subsidiaries, divisions or other business units, or particular employees achieve targeted revenues, earnings, costs, broadcast cash flow, operating cash flow, return on assets, return on equity, return on capital or return on investment.

        Targets may be in absolute amounts or relative to the performance of other companies or of an index. Performance targets may relate to particular fiscal years or to periods which are longer or shorter than a single fiscal year. Notwithstanding the foregoing, bonuses can be granted on bases other than those set forth above in the case of any bonus for which an exception from the limitations of Section 162(m) of the Code is not being sought. No officer or employee may, however, be awarded a bonus under the Incentive Compensation Plan for any fiscal year in excess of $2,000,000.

        Bonuses may be payable in single lump sums, or may be payable over a period of years, and may (but are not required to) be made forfeitable to the extent recipients do not continue to be employed by the Company or its subsidiaries throughout the period during which they are payable. Bonuses otherwise payable under the Incentive Compensation Plan are subject to reduction or elimination by the Compensation Committee (or a subcommittee thereof, as applicable). In the case of any employee who is expected by the Compensation Committee to be a "covered employee" within the meaning of Section 162(m) of the Code for the year for which an award is made, the award is made by a subcommittee of the Compensation Committee consisting solely of "outside directors" for purposes of Section 162(m) of the Code. A copy of the Incentive Compensation Plan is attached as Appendix A.

        The amounts of the awards which were granted to the Company's named executive officers under the Incentive Compensation Plan are disclosed under the column "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table on page 25.

        Hearst Broadcasting, which held approximately 75.6% of the outstanding voting power of our Common Stock as of the Record Date, has notified us that it intends to vote in favor of the Incentive Compensation Plan Proposal. Hearst Broadcasting has sufficient voting power to approve the proposal, and if Hearst Broadcasting votes in favor of the proposal as it has indicated, the Incentive Compensation Plan Proposal will be approved.

  Your directors recommend a vote FOR the Incentive Compensation Plan Proposal.

Equity Compensation Plans

        The following table is included to summarize information concerning our equity compensation plans as of December 31, 2007:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance(2)
Equity compensation plans approved by security holders	7,889,543	(1)	$23.42	5,651,772	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	7,889,543	(1)	$23.42	5,651,772	(2)

(1)
Includes shares of Series A Common Stock to be issued upon exercise of stock options granted under the Company's Amended and Restated 1997 Stock Option Plan, the Company's 2004 Long Term Incentive Compensation Plan and the Company's 2007 Long Term Incentive Compensation Plan. The Company also awarded 167,000 shares of restricted stock under the 2004 Long Term Incentive Compensation Plan and 199,616 shares of restricted stock under the 2007 Long Term Incentive Compensation Plan.

(2)
Includes 1,532,022 shares of Series A Common Stock available for future stock option and restricted stock grants under the Company's 2007 Long Term Incentive Compensation Plan and 4,119,750 shares of Series A Common Stock reserved for future issuance under the Company's Employee Stock Purchase Plan.

PROPOSAL 3—INDEPENDENT AUDITORS RATIFICATION PROPOSAL

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP ("D&T") to serve as our independent auditors for the year ending December 31, 2008. The Board of Directors is submitting the appointment of D&T as our independent auditors for stockholder ratification and recommends that stockholders ratify that appointment at the Annual Meeting. Representatives of D&T are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

        Hearst Broadcasting, which held approximately 75.6% of the outstanding voting power of our Common Stock as of the Record Date, has notified us that it intends to vote in favor of the Independent Auditors Ratification Proposal. Hearst Broadcasting has sufficient voting power to approve the proposal, and if Hearst Broadcasting votes in favor of the proposal as it has indicated, the Independent Auditors Ratification Proposal will be approved.

  Your directors recommend a vote FOR the Independent Auditors Ratification Proposal.

BOARD OF DIRECTORS—GENERAL INFORMATION

Directors Continuing in Office

  Series B Class II Directors (Term expires in 2009):

        David J. Barrett has served as our Chief Executive Officer since January 1, 2001, as our President since June 1999 and as a Director since August 29, 1997. Mr. Barrett served as Co-Chief Executive Officer from June 1999 to December 31, 2000. Prior to his appointment as President and Co-Chief Executive Officer, he served as our Executive Vice President and Chief Operating Officer beginning on August 29, 1997. Prior to this time, he served as a Vice President of Hearst and Deputy General Manager of Hearst's broadcast group since January 1991. Mr. Barrett served as General Manager of the WBAL Division of Hearst in Baltimore, Maryland from November 1989 to January 1991. He joined Hearst in 1984 as General Manager of Hearst's radio properties and continued in that position until 1989. Mr. Barrett is also a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation.

        Ken J. Elkins has served as one of our Directors since the consummation of the merger of Pulitzer Publishing Company ("Pulitzer") with and into the Company (the "Pulitzer Merger") on March 18, 1999. From March 1999 to June 2005, Mr. Elkins served as a Director of Pulitzer Inc., the successor company to Pulitzer's newspaper operations. Prior to the Pulitzer Merger, Mr. Elkins served as Senior Vice President—Broadcasting Operations and Director of Pulitzer and President and Chief Executive Officer of Pulitzer Broadcasting Company. In addition, he served as Vice President—Broadcast Operations from April 1984 through March 1986 and prior to that time served as a general manager of certain of Pulitzer's television stations. Mr. Elkins was initially nominated by our Board of Directors and appointed to serve as a Director in 1999 in accordance with a Board Representation Agreement, dated May 25, 1998 (the "Board Representation Agreement"), by and among the Company, Hearst Broadcasting and Emily Rauh Pulitzer, Michael E. Pulitzer and David E. Moore (collectively, the "Pulitzer Parties"), pursuant to which we agreed to cause the nomination for election to our Board of Directors of two individuals designated by the Pulitzer Parties. The Board Representation Agreement is no longer in effect.

        Victor F. Ganzi has served as Chairman of our Board of Directors since January 1, 2003 and as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Since June 1, 2002, Mr. Ganzi has served as President and Chief Executive Officer of Hearst. Mr. Ganzi served as Executive Vice President of Hearst from March 1997 through May 2002 and as Chief Operating Officer of Hearst from March 1998 through May 2002. He is also a member of Hearst's

Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst and a Director of both the William Randolph Hearst Foundation and The Hearst Foundation. Mr. Ganzi is also a Director of Gentiva Health Services, Inc. and of Wyeth.

        William R. Hearst III has served as one of our Directors since the consummation of the Hearst Transaction on August 29, 1997. Mr. Hearst is a partner in the Menlo Park, California venture capital firm of Kleiner, Perkins, Caufield and Byers, which he joined in January 1995. From October 1984 to December 1994, Mr. Hearst served as Publisher of the San Francisco Examiner newspaper, then owned by Hearst. Mr. Hearst is a member of Hearst's Board of Directors, a Trustee of the Trust established under the Will of William Randolph Hearst, President and Director of the William Randolph Hearst Foundation and Vice President and a Director of The Hearst Foundation. Mr. Hearst has also served as a Director of Juniper Networks Inc. since May of 1996. Mr. Hearst is a cousin of George R. Hearst, Jr.

  Series A Class II Director (Term expires in 2009):

        David Pulver has served as one of our Directors since December 1994. Since 1982, Mr. Pulver has been President of Cornerstone Capital Inc., a private investment company that is involved in a wide range of investments, including public securities, private equity, venture capital and real estate. Since 1999, Mr. Pulver has been a member of the Advisory Board of FLAG Capital Management, a venture capital/private equity/real assets fund of funds. Since 2002, Mr. Pulver has served as Chairman of Colby College's Investment Committee and as a Director and Chairman of the Audit Committee of Carter's Inc., an NYSE listed company. Mr. Pulver served as Co-CEO and Chairman of The Children's Place from 1968 to 1984.

Information Regarding the Board of Directors and its Committees

        Our Board of Directors held a total of six meetings in 2007. Each director attended (either in person or by telephone) at least 75% of the total number of meetings held by the Board of Directors. Each director attended (either in person or by telephone) at least 75% of the total number of meetings held by all Board committees on which he or she served. Members of our Board are also invited and encouraged to attend our annual meeting of stockholders. Eleven of our then 12 Board members attended last year's annual meeting.

        Our Board of Directors has a standing Audit Committee, Compensation Committee and an Executive Committee. In addition, in August 2007 the Board of Directors appointed a Special Committee for the purpose of considering a tender offer launched by Hearst. Because Hearst Broadcasting controls a majority of our voting stock, we qualify as a "controlled company" under New York Stock Exchange ("NYSE") listing standards. As a controlled company, we are not subject to certain NYSE listing standards which regulate the composition of listed company boards and compensation committees. As a controlled company, we also are exempt from the NYSE listing requirement to have, and we do not have, a standing nominating committee.

        Audit Committee.    The Audit Committee consists of Ken J. Elkins, David Pulver and Caroline L. Williams. The Audit Committee assists our Board of Directors in its oversight of our financial reporting practices and the quality and integrity of our financial statements. The Audit Committee also retains the independent auditors (subject to stockholder ratification) to audit our financial statements and consults with our independent auditors and with personnel from the internal financial staff with respect to corporate accounting, reporting and internal control practices. The Board of Directors has determined that each member of the Audit Committee is financially literate in accordance with NYSE listed company standards. In addition, the Board of Directors has determined that each member of the Audit Committee is independent in accordance with NYSE listed company standards, including the enumerated criteria in NYSE Rule 303A.02(b), and has affirmatively determined that no member of the Audit Committee has a "material relationship" with the Company as defined in NYSE Rule 303A.02(a). In making this determination, the Board noted that Caroline Williams and David Pulver have not had any relationship with the Company other than as a director, and that, while Ken Elkins was an officer of Pulitzer prior to joining the Company's Board, that relationship was not deemed material because the Company acquired Pulitzer over nine years ago and Mr. Elkins ceased to be an employee of Pulitzer at that time. Our Board has further determined that David Pulver, Chair of the Audit Committee, qualifies as an "audit committee financial expert" as defined in SEC Regulation S-K (see "Election of Directors Proposal" above for a description of David Pulver's relevant experience). The Audit Committee met nine times during 2007. Our Audit Committee Charter is attached to this Proxy Statement as Appendix B, and is available on our Website at www.hearstargyle.com. You may also request a copy of our Audit Committee Charter by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

        Compensation Committee.    The Compensation Committee consists of Frank A. Bennack, Jr., Victor F. Ganzi, David Pulver and Caroline L. Williams. Michael Pulitzer, Sr., our former director, served on the Compensation Committee until his retirement from the Board on May 3, 2007. Ms. Williams serves as Chair of the Compensation Committee. The Compensation Committee reviews and approves salary and bonus levels for executive officers and total compensation for our senior executive officers. The Compensation Committee also has the power to recommend to the Board (and in limited circumstances to make) stock option and restricted stock awards to participants in our incentive compensation plans. The Compensation Committee met three times during 2007. Our Compensation Committee Charter is available on our Website at www.hearstargyle.com. You may also request a copy of our Compensation Committee Charter by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

        Executive Committee.    The Executive Committee consists of David J. Barrett, Frank A. Bennack, Jr., John G. Conomikes, Victor F. Ganzi, George R. Hearst, Jr., Bob Marbut and David Pulver. Mr. Conomikes serves as Chair of the Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee may exercise all of the powers of our Board of Directors in the direction and management of the business and affairs of the Company. The Executive Committee did not meet during 2007.

        Special Committee.    On August 27, 2007, our Board of Directors appointed a Special Committee of directors to consider a tender offer, which was announced by Hearst on August 24, 2007 and launched on September 14, 2007, to acquire the outstanding shares of the Company's Series A Common Stock that Hearst did not already own. On October 12, 2007, the tender offer expired without Hearst purchasing the shares tendered in the offer, and the Special Committee was disbanded upon expiration of the offer. The Special Committee consisted of David Pulver and Caroline L. Williams. The Special Committee met 10 times during 2007.

        Non-Management and Independent Directors Meetings.    Our non-management directors, who consist of all of the members of our Board of Directors except for David J. Barrett, met in executive session four times during 2007. In addition, those directors whom our Board of Directors has determined are independent, David Pulver, Caroline L. Williams and Ken Elkins, met in executive session once in 2007. Frank A. Bennack, Jr. serves as the presiding director over executive sessions of the non-management members of our Board of Directors. The presiding director also addresses matters related to our corporate governance. Any shareholder, employee or other interested person wishing to express concerns to the non-management directors on our Board about (a) our operations, (b) our financial reporting or (c) any other matter related to us, may submit information that describes his or her concerns by mail to Presiding Director, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019, or by phoning us at our ReportLine discussed on the following page.

        Director Qualification Standards and Nomination Process.    Because we are a controlled company as defined by NYSE listing standards, we are not required to have, and do not have, a standing nominating committee. Our Amended and Restated Certificate of Incorporation provides for classified directors—the holders of Series A Common Stock elect the two Series A Directors and Hearst Broadcasting, as the sole holder of the Series B Common Stock, elects the balance of the directors, who are designated as the Series B Directors. The Board selects nominees to be considered for election in accordance with our Corporate Governance Guidelines, which are available on our Website at www.hearstargyle.com.

        While we have relied primarily on recommendations from management and members of our Board to identify director nominee candidates, our Board will also consider any candidate who is timely recommended by a stockholder as a nominee to serve as a Series A Director. Stockholders wishing to suggest a candidate for director nomination for the 2009 Annual Meeting should mail their suggestions to Secretary, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019. Suggestions must be received by the Secretary no later than December 3, 2008. Our Board will evaluate director nominee candidates suggested by stockholders in the same manner in which they evaluate candidates recommended by other sources.

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The Code of Business Conduct and Ethics is available on our Website at www.hearstargyle.com. You may also request a copy of our Code of Business Conduct and Ethics by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines that set the framework within which the Board and management fulfill their respective responsibilities. The Corporate Governance Guidelines are available on our Website at www.hearstargyle.com. You may also request a copy of our Corporate Governance Guidelines by writing to us at Investor Relations, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

ReportLine

        We have a telephone hotline for employees and others to submit their concerns regarding a possible violation of our Code of Business Conduct and Ethics, questionable accounting or auditing matters, or other concerns. To submit a concern, you may call our ReportLine at 1-800-450-4209. You may choose to direct your concerns to the Board, to the non-management members of the Board, or to the Audit Committee. Any concerns regarding accounting or auditing matters will be automatically directed to our Audit Committee. All communications that we receive from our ReportLine will be kept confidential, and anonymous calls will be accepted. Information about our ReportLine is also available on our Website at www.hearstargyle.com.

Independent Auditors Fees

        Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, (collectively, the "Deloitte Entities") audited our annual consolidated financial statements for the year ended December 31, 2007 and reviewed our interim financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2007. Representatives of the Deloitte Entities are expected to be present at the Annual Meeting of Stockholders to answer questions. We will give them the opportunity to make a statement if they wish to do so.

  Audit and Other Fees

        The fees billed by the Deloitte Entities for various types of professional services and related expenses during the years ended December 31, 2007 and December 31, 2006 were approximately as follows:

Type of Service	Fees for the year ended December 31, 2007	Fees for the year ended December 31, 2006
Audit	$1,873,870	$1,876,150
Audit-Related	$144,500	$110,100
Tax	—	—
All Other	—	—

        Audit fees in 2007 and 2006 consisted of fees for the audits of the annual consolidated financial statements, reviews of the statements included in our quarterly reports on Form 10-Q and professional services rendered for the audit of the effectiveness of internal control over financial reporting.

        Fees for audit-related services in 2007 and 2006 consisted of the audits of our employee benefit plans and the stand-alone audit of Hearst-Argyle Capital Trust, our wholly-owned unconsolidated subsidiary (the "Trust").

        In 2007 and 2006, there were no fees paid to the Deloitte Entities for tax or other services.

  Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services and permitted non-audit services provided to us or our subsidiaries by our independent auditors.

        The Audit Committee has determined that the provision of audit services for the employee benefit plans and the stand-alone audit of the Trust during the year ended December 31, 2007 were compatible with the maintenance of the independence of the Deloitte Entities. For the year ended December 31, 2007, the Audit Committee pre-approved all services rendered by the Deloitte Entities.

        The Audit Committee will select the firm that audits our financial statements (subject to stockholder ratification) and will determine the compensation for that firm.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended December 31, 2007, the Compensation Committee consisted of Frank A. Bennack, Jr., Victor F. Ganzi, David Pulver and Caroline L. Williams. Michael Pulitzer, Sr., our former director, served on the Compensation Committee until his retirement from the Board on May 3, 2007. Mr. Bennack serves as Vice Chairman of Hearst's Board of Directors. Mr. Ganzi is President and Chief Executive Officer of Hearst. We also have entered into transactions with Hearst and its affiliates from time to time. See "Certain Relationships and Related Transactions." Mr. Barrett, our President and Chief Executive Officer, is a Director of Hearst, but is not a member of Hearst's compensation committee. Prior to consummation of the Pulitzer Merger in 1999, Mr. Pulitzer served as Chairman of the Board, President and Chief Executive Officer of Pulitzer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

        The Compensation Committee, which is composed of directors who are not Hearst-Argyle employees, reviews and approves compensation packages for all of Hearst-Argyle's executive officers, as well as other corporate officers and general managers of the television stations that Hearst-Argyle owns or manages. As such, the Compensation Committee oversees the design, development and implementation of the compensation program for the CEO and the other executive officers named in this Proxy Statement (the "NEOs"). For the fiscal year ended December 31, 2007, the Company's NEOs were David J. Barrett, Harry T. Hawks, Steven A. Hobbs and Terry Mackin.

        Additionally, the Compensation Committee makes recommendations to the Board of Directors with respect to the establishment, modification and administration of incentive and benefit programs, including the equity compensation plans and pension plans described below.

Our Compensation Philosophy and Objectives

        Generally.    Our objective is to compensate Hearst-Argyle's NEOs in the manner best designed to create long-term value for its stockholders. Our philosophy is that there is a positive correlation between long, productive careers, long-term operating and financial performance and long-term stockholder value. To that end, the primary objectives of our executive compensation program are to (1) attract talented NEOs to manage and lead the Company, (2) reward them for near-term operating and financial performance and (3) incentivize them to strive to achieve excellent operating and financial results for the Company and its stockholders over the longer term. To achieve these objectives, we maintain a compensation structure consisting of an appropriate mix of elements designed to allow us to appropriately reward near-term performance while simultaneously encouraging both retention and longer term operating success. These elements consist of salary, annual cash bonus, equity incentive compensation, and retirement and other benefits. Many of these elements simultaneously meet both our near-term and long-term compensation goals.

        Within this framework we consider each of the elements of our compensation package for each NEO, combining them in the manner we believe will best meet our stated objectives on a cost-effective basis and incentivize that NEO's performance. When deciding on the mix and amount of compensation for each NEO, we consider many factors, including current compensation levels and future compensation and/or career opportunities, the Company's recent, current and projected operating and financial performance, as well as the tax and accounting consequences to the Company of different compensation elements. As described below, significant portions of the various components of our NEO compensation arrangements are intended to be tied to the Company's operating and financial performance and stock price, which in turn aligns their interests with the long-term interests of our stockholders.

        Rewarding Results.    Key elements of compensation that we use to reward NEOs' performance include:

  •
  a competitive base salary that reflects the depth of the NEO's expertise and management experience, as well as continued performance and service to the Company;

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  a cash bonus that is based on an assessment of the NEO's performance against the achievement of certain targets based on the Company's cash flow from operating activities or adjusted earnings before interest, taxes, depreciation and amortization, or "Adjusted EBITDA", and on pre-determined quantitative and qualitative measures; and

  •
  equity incentive compensation in the form of stock options and restricted stock, the value of which is contingent upon the performance of our Series A Common Stock, and the receipt of which is subject to vesting schedules that require continued service with the Company.

Base salary and potential bonus levels are established to be commensurate with the NEO's scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness, and to reward annual achievements, while the Company's equity compensation program is designed to motivate and challenge the NEO to achieve superior operating and financial results over the longer term.

        Aligning NEO and Stockholder Interests.    Within the above-described structure we also seek to align the interests of the NEOs with those of our stockholders by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term stockholder value, including revenue and cash flow from continuing operations. Also, awards of stock options and restricted stock with vesting schedules of several years are key elements of compensation designed to align the interests of the NEOs with stockholders because they link a significant portion of compensation to stockholder value: the value of our NEOs' total compensation packages are determined by the performance of our Series A Common Stock because the value of these equity awards is contingent upon the appreciation in value of that stock over a period of several years.

        Continued Service and Education.    We also seek to encourage the Company's NEOs to remain with the Company by conditioning portions of their compensation on continued service and investing in their continuing professional development. Key elements of compensation that require continued service to receive any, or maximum, payout include:

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  the extended vesting terms on elements of equity incentive compensation, i.e., stock options and restricted stock; and

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  our Supplemental Retirement Plan, which does not entitle executives to any benefit unless they remain employed with the Company for at least five years, and the amount of which benefit is determined by the number of years that the NEO is employed by the Company.

        The Company has made a significant investment in education and development programs for our NEOs, including the Hearst Management Institute. These programs focus on general leadership issues, as well as specific issues affecting the television industry, and are designed to ensure that the Company's NEOs remain among the most informed and respected in their field.

How We Implement our Compensation Objectives

        Generally.    We determine compensation after carefully evaluating each NEO's performance during the year against the goals that we established for him for that year, his demonstrated leadership in discharging his management responsibilities, the extent to which he contributed to the Company's operating and financial performance in the most recent year and over the length of his career, his current and prior compensation arrangements, and his long-term potential to enhance stockholder value. Specific factors that we consider when making bonus and equity compensation decisions for the NEOs include:

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  key measurements of the Company's operating and financial performance, including revenues, share of revenues and audience ratings (in the case of certain NEOs who supervise television stations), and cash flow from continuing operations;

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  the NEO's contributions to strategic objectives, as well as project-specific initiatives;

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  the NEO's achievement of specific operational goals;

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  the NEO's efforts in launching new content or services, his leadership in the industry and his ability to enable the Company to attract and retain audiences and advertisers, in each case where applicable;

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  the NEO's commitment to fostering the Company's values and culture with employees; and

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  the NEO's emphasis on our ethics policies, as well as commitment to best practices for corporate compliance, community leadership and diversity.

        When determining bonus and equity awards, we also consider the Company's operating and financial performance in the context of the Company's financial performance in prior periods and in light of events and trends in our industry. In addition, the Committee utilizes a multi-year compensation matrix which includes a tally sheet that itemizes and totals all material elements of each NEO's compensation from the most recently completed fiscal year and prior years.

        We consider competitive market compensation paid by our peers and other media companies in determining NEO salaries, bonuses and equity compensation awards, but we do not attempt to maintain a certain target percentile within a peer group or otherwise place undue reliance on that information. In addition, we use formulas to assist us in setting financial goals and consider the achievement of those goals in determining compensation levels, in particular our cash bonus awards. However, we do not adhere rigidly to formulas when doing so would force us to overreact to near-term changes in business performance or otherwise set inappropriate compensation levels. We maintain flexibility in our compensation program in order to take into consideration the evolving business environment and the cyclical nature of the television business, in which odd- and even-year financial results may differ considerably due to the presence or absence of political (and, to a lesser extent, Olympic) advertising revenues.

        We strive to achieve an appropriate mix between cash and equity incentive awards in order to meet our objectives. The mix of compensation elements, and relative proportion of each, that we select for each NEO is designed to simultaneously reward recent results and motivate long-term performance.

        The Role of the Compensation Committee and CEO.    The Compensation Committee evaluates the performance of the CEO in terms of the Company's operating and financial performance and determines CEO compensation in the context of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other NEOs and determine their compensation, based on initial recommendations from the CEO and analysis of the tally sheets and other factors described above. The other NEOs do not play a role in their own compensation determination, other than discussing their individual performance objectives, and the subsequent achievement of those objectives, with the CEO.

        The Role of Compensation Consultants.    Neither the Company nor the Compensation Committee has any contractual arrangement with any compensation consultant who determines or recommends the amount or form of compensation for any individual NEO or director. However, as discussed above, we do periodically consider competitive market compensation paid by our peers and other media companies in determining NEO compensation, and the Company and the Compensation Committee periodically have consulted Towers Perrin on this peer information, as well as the structure of the NEO compensation program generally. In 2007, Towers Perrin provided consultation services to the Committee pursuant to a formal Scope of Work. Towers Perrin provided, and the Compensation Committee considered, compensation market data drawn from a total sample of over 100 companies in the Towers Perrin CDB Media Database, which includes corporate, group and operating company positions at TV station groups and other broadcasting, publishing and online media properties.

        When consulted, Towers Perrin also provides the Compensation Committee with industry data and information concerning compensation trends along with their general views on specific compensation elements and/or programs. In addition, the Company participates annually in Towers Perrin's industry wide long-term incentive survey which provides data concerning external market practices and from which data is provided to the Company on an aggregated basis by Towers Perrin. Except for the foregoing, the Company does not receive any other services from Towers Perrin and the Company's NEOs did not participate in the selection of Towers Perrin. The Company has not used the services of any other compensation consultant in matters affecting NEO or director compensation. However, either the Company or the Compensation Committee may do so in the future.

        NEO Employment Agreements.    The Company maintains employment agreements with the CEO and certain of the NEOs. The CEO's employment agreement is negotiated between the CEO and the Compensation Committee while the other NEOs' employment agreements are negotiated between the individual NEO and the CEO, in consultation with the Compensation Committee as to specific compensation elements and terms. Each employment agreement sets forth the base salary, as well as the maximum bonus opportunity (expressed as a percentage of base salary), payable to the NEO for each year of the employment agreement's term. The material terms of these agreements are summarized briefly below.

        David J. Barrett—President and Chief Executive Officer.    As of January 1, 2006, the Company entered into an employment agreement with Mr. Barrett for a term commencing on January 1, 2006 and ending on December 31, 2008. For calendar years 2007 and 2008, Mr. Barrett's annual base salary is $1,125,000 and his maximum bonus opportunity is 110% of his annual base salary. In determining Mr. Barrett's salary amounts for the contract period, the Compensation Committee considered the factors and compensation objectives discussed above, as well as the tax consequences to the Company of the $1,000,000 limit on deductibility of non-performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee determined that, in light of all the factors considered, the salary levels were appropriate. Mr. Barrett's employment agreement also contains a provision under which he would receive certain payments upon certain circumstances involving a change in control of the Company, which is described further below.

        Harry T. Hawks—Executive Vice President and Chief Financial Officer.    As of January 1, 2006, the Company entered into an employment agreement with Mr. Hawks for a term commencing on January 1, 2006 and ending on December 31, 2007. For calendar year 2007, Mr. Hawks' annual base salary was $575,000 and his maximum bonus opportunity was 75% of his annual base salary. For calendar year 2008, the Compensation Committee set a salary of $600,000 for Mr. Hawks and a maximum bonus opportunity of 75% of his annual base salary.

        Steven A. Hobbs—Executive Vice President and Chief Legal and Development Officer.    As of January 1, 2006, the Company entered into an employment agreement with Mr. Hobbs for a term commencing on January 1, 2006 and ending on December 31, 2007. For calendar year 2007, Mr. Hobbs' annual base salary was $575,000 and his maximum bonus opportunity was 75% of his annual base salary. For calendar year 2008, the Compensation Committee set a salary of $600,000 for Mr. Hobbs and a maximum bonus opportunity of 75% of his annual base salary. Mr. Hobbs resigned from his position with the Company as of March 31, 2008, in order to take a position with our controlling stockholder, Hearst. We currently anticipate that Mr. Hobbs will provide corporate development services to us from time to time as mutually agreed with Hearst.

        Terry Mackin—Executive Vice President.    As of January 1, 2006, the Company entered into an employment agreement with Mr. Mackin for a term commencing on January 1, 2006 and ending on December 31, 2007. For calendar year 2007, Mr. Mackin's annual base salary was $730,000 and his maximum bonus opportunity was 75% of his annual base salary. For calendar year 2008, Mr. Mackin's annual base salary was $730,000 and his maximum bonus opportunity was 75% of his annual base salary. Mr. Mackin resigned from his position with the Company as of February 29, 2008.

        The employment agreements may be terminated by the Company upon the death of the executive officer or for "cause" and, with respect to Mr. Barrett, by either the Company or Mr. Barrett within 60 days following a "change in control" (as defined below).

        Potential Payments Upon Change in Control.    None of the NEO's current employment agreements except for that of the CEO contain provisions that would entitle the NEO to payments upon a change in control. If Mr. Barrett's employment agreement is terminated in connection with a change in control (which under the agreement will only be deemed to occur if the Company ceases to be controlled by, or under common control with, Hearst or its affiliates), he will be entitled under certain circumstances to receive his base salary for the duration of the term of his employment agreement as if no termination had occurred, as well as any accrued but unpaid bonus and any future unpaid bonus, payable at 50% of his maximum potential bonus award. For example, assuming a change in control occurred on December 31, 2007 and Mr. Barrett was terminated on that date, he would be entitled under certain circumstances to receive (1) his base salary of $1,125,000 for 2008 and (2) 50% of his maximum potential 2008 bonus award, or $618,750, for a total of $1,743,750. The Committee's objective in providing the CEO with the change in control provision was to enable the CEO to consider and review possible change in control transactions in an independent and objective manner, without the influence of self-interest, by providing a reasonable, but not excessive, payment in the event that the CEO's employment is terminated as a result of a change in control transaction.

        In addition, the Company's equity compensation plans provide for the full and immediate vesting of all outstanding unvested awards of options and restricted stock for all employees, including the NEOs, upon a change in control of the Company. A change in control is defined in the plans to include, among other things, Hearst ceasing to control the Company or a going private transaction. The following table sets forth the amounts that each NEO would have received assuming a change in control occurred on December 31, 2007, when the closing price of the Company's Series A Common Stock on the New York Stock Exchange was $22.11 per share:

NEO	Options	Restricted Stock	Total
David J. Barrett	$1,498,223	$711,058	$2,209,281
Harry T. Hawks	$415,525	$296,274	$711,799
Steven A. Hobbs	$54,250	$296,274	$350,524
Terry Mackin	$521,950	$296,274	$818,224

        Equity Award Practices.    Typically, the Compensation Committee considers equity awards for NEOs and other key employees at its regularly scheduled December meeting, and recommends those awards to the full Board for approval at its regularly scheduled December meeting. The exercise price of each stock option awarded to our NEOs is determined in accordance with the long-term incentive compensation plan under which it was awarded. The exercise price of options granted under the Amended and Restated 1997 Stock Option Plan and the Amended and Restated 2007 Long Term Incentive Compensation Plan is the closing price of the Company's Series A Common Stock on the date of award, while the exercise price of options granted under the 2004 Long Term Incentive Compensation Plan is the closing price of the Company's Series A Common Stock on the trading day preceding the award. The award date for stock options awarded to NEOs under the plans is the date on which the Board (or in limited circumstances, such as a new hire, the Compensation Committee) approves them.

        The Company is also permitted under the Amended and Restated 2007 Long Term Incentive Compensation Plan to award restricted stock to NEOs and certain other key employees. These awards are also considered, recommended and approved at these December meetings, and their award date is also the date that such awards are approved by the Board (or the Compensation Committee, if applicable).

        Board and committee meetings are generally scheduled well in advance and scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. The Company's 2004 Long Term Incentive Compensation Plan and Amended and Restated 2007 Long Term Incentive Compensation Plan do not permit the repricing of stock options, and the Company has not awarded any equity compensation retroactively.

        $1 Million Limit on Deductibility of Executive Compensation.    Section 162(m) of the Code generally limits the amount that a public company may deduct for compensation paid to executive officers other than the CFO named in the Summary Compensation Table in the proxy statement to $1 million, unless certain requirements are met. Specifically, this limitation does not apply to compensation that meets the requirements under Section 162(m) for "qualifying performance-based" compensation (i.e., compensation paid only if the individual's performance meets pre-established objective goals based on performance criteria approved by stockholders).

        Generally, the Company awards cash bonuses to NEOs pursuant to its Incentive Compensation Plan and equity compensation awards pursuant to its Amended and Restated 2007 Long Term Incentive Compensation Plan. The Company's Incentive Compensation Plan is structured with the intent that compensation attributable to bonuses that may be awarded under the plan will not be subject to the Section 162(m) limitation on deductibility. The Amended and Restated 2007 Long Term Incentive Compensation Plan is also structured with the intent that compensation attributable to equity compensation awarded under the plan is not subject to the Section 162(m) limitation on deductibility. For 2007, the payments of annual bonuses (with the exception of the CEO, as discussed above) and the awards of stock options (but not awards of restricted stock) were designed with the intent to satisfy the above requirements for deductible compensation. In the case of any NEO who is expected by the Compensation Committee to be a "covered employee" within the meaning of Section 162(m) of the Code for the year for which an award is made, the awards are approved by a subcommittee of the Compensation Committee consisting solely of "outside directors" for purposes of Section 162(m) of the Code.

        As required under the tax rules, the Company must obtain stockholder approval every five years of the material terms of the performance goals for qualifying performance-based compensation, including annual bonuses awarded under the Incentive Compensation Plan and certain equity awards under our long term incentive compensation plan. As further described on page 7, we are seeking stockholder re-approval of the material performance goals under our Incentive Compensation Plan at the 2008 Annual Meeting.

        Stock Ownership.    The NEOs' stock ownership is shown in the Principal Stockholders table on page 38. The Company has not implemented a stock ownership policy or requirement for its NEOs or directors.

Components of NEO Compensation

        The primary components of our NEO compensation packages are (1) salary, (2) a bonus opportunity and (3) equity compensation. In addition, our NEO compensation includes retirement and other benefits.

        Salary.    Each NEO's salary is established either (1) in that executive's employment agreement with the Company, as described in the section "Employment Agreements" above or (2) by the Compensation Committee. The Compensation Committee determined the salary set forth in Mr. Barrett's employment agreement, and the Compensation Committee in consultation with Mr. Barrett determined the salaries set forth in the employment agreements of the other NEOs.

        In establishing base salary levels, the Compensation Committee reviews the salary levels for similar positions in broadcasting and media companies, and other companies comparable to the Company in terms of revenues and cash flow. The Compensation Committee does not establish a specific formula targeting compensation at any particular level, but rather determines salary levels by subjectively evaluating the position and the individual's performance and accomplishments. The Compensation Committee considers the scope of the NEO's responsibilities, his performance, and the period over which he has performed those responsibilities. Decisions regarding salary increases take into account the NEO's current salary and the amounts paid to his peers within and outside the Company. Additionally, the Compensation Committee takes into account other components of compensation, such as bonus and previous stock option awards, in setting the salary levels. We believe that we have appropriately set the salary levels for the NEOs to achieve our stated compensation objectives. The salaries paid to the NEOs in 2007 are shown in the Summary Compensation Table on page 25.

        Bonus Opportunity.    The Compensation Committee (in consultation with the CEO, except with respect to his own bonus opportunity) determines each executive's annual cash-based bonus opportunity, which is set forth in their employment agreements and described above. Generally, each NEO's employment agreement specifies a maximum percentage of the individual's base salary, typically ranging from 75% to 110% (depending on the position), that may be payable as a cash bonus award.

        Each February, the CEO reviews with the Compensation Committee the Company's full-year financial results against the financial, strategic and operational goals established for the year, and the Company's financial performance in prior periods. Based on that review, the Compensation Committee determines the cash bonus amounts and authorizes their payment to the NEOs.

        The bonus amount that each NEO receives depends upon the Company's achievement of certain financial performance measures, typically based on Adjusted EBITDA or cash flow from continuing operations of the Company (and/or individual television stations in the case of NEOs who have supervisory responsibility for individual television stations), as well as (for each NEO other than the CEO) individual performance goals. The Company typically provides a reconciliation of the non-GAAP metric Adjusted EBITDA to Net Income in its quarterly earnings releases, which are filed with the SEC and posted to the Company's website.

        The Company sets and the Committee approves threshold, target and maximum benchmarks of financial performance for the Company, the achievement of which determines the percentage of potential cash bonus to be awarded to each NEO. The Company seeks to set challenging but achievable benchmarks in light of the Company's anticipated operating and financial performance (as well as other relevant factors). Generally, threshold benchmarks represent the lower range of the Company's estimation of the relevant year's forecasted operating results, while target and maximum benchmarks represent the mid to upper ranges of those forecasts. For example, for 2007, the Company utilized Adjusted EBITDA as a key performance measure and set its threshold, target and maximum benchmarks at $240 million, $260 million and $280 million, respectively; the Company's actual Adjusted EBITDA for 2007 was $231.4 million.

        Each of the NEOs' individual performance goals is intended to reflect his relative contribution to specific near-term and long-term financial, strategic and/or management goals applicable to the executive. Except in the case of the CEO, 75% of the NEO's bonus opportunity is dependent upon the Company's and/or individual television stations' financial performance and achievement of the pre-established financial benchmarks, and 25% of the NEO's bonus opportunity is dependent upon the NEO's achievement of his performance goals. All of the CEO's bonus opportunity is dependent on the Company's financial performance and achievement of the pre-established financial benchmarks. In addition, the Company's incentive compensation plan permits the Compensation Committee, in its discretion, to award additional bonus amounts if circumstances warrant. In doing so, the Compensation Committee, with input from the CEO with respect to the other NEOs, evaluates the overall performance of the Company, the performance of the business or function that the NEO leads, and an assessment of each NEO's performance against expectations, which were established at the beginning of the year. We believe that the annual bonus awards our NEOs receive incentivize them to achieve growth over both the near and longer term. The annual bonuses awarded to the NEOs for fiscal year 2007 are discussed below in the section "2007 Compensation" and are shown in the Summary Compensation Table on page 25.

        Equity Compensation.    Equity compensation is a significant long-term component of our compensation program. The Compensation Committee recommends to the Board, and the Board approves, the types of equity compensation awards, the number of shares subject to those awards, and the terms, conditions, restrictions and limitations of those awards, in accordance with the Company's long term incentive compensation plan.

        The Compensation Committee recommends, and the Board approves, equity awards to NEOs (and our other key employees) in the fourth quarter of each year at their regularly scheduled meetings in December, based upon the individual's position and performance. As discussed above in the section "Equity Award Practices," the exercise price of options is determined by the plan pursuant to which the options were awarded: under the Amended and Restated 2007 Long Term Incentive Compensation Plan, the exercise price is the closing price on the date of the option award (the exercise price under the 2004 Long Term Incentive Compensation Plan is the closing price on the trading day preceding the date of award).

        The Company's equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with those of our stockholders and retain the executives through the term of the awards. We consider the award size and the appropriate combination of stock options and restricted stock when making equity award decisions. The amount of equity incentive compensation awarded in 2007 reflects the NEOs' position and expected contributions to the Company's future success.

        From the Company's inception in 1997 to 2005, the equity component of NEO compensation consisted solely of stock option awards. In 2006, the Compensation Committee recommended, and the Board of Directors approved, that shares of restricted stock be awarded to executive officers in substitution for a portion (50%) of the typical annual stock option awards, as authorized by the 2007 Long Term Incentive Compensation Plan. Restricted stock was substituted at a ratio of one share of restricted stock for 4 options, a .25 ratio. (For example, our CEO received 120,000 options in 2005 and 60,000 options and 15,000 shares of restricted stock in 2006.) The number of stock options and restricted stock awarded to NEOs for 2007 was determined by retaining the typical number of stock options awarded in 2006 and increasing the number of restricted shares by using a ratio of one share of restricted stock for 3.5 options, a .286 ratio, instead of the .25 ratio used in 2006. (For example, our CEO received 60,000 options and 17,160 shares of restricted stock in 2007.) We made the determination to increase the ratio of restricted stock to options, after weighing several factors, including the value of restricted stock and options irrespective of volatility (or lack thereof) or a decline in our stock price. We believe that the mix of stock options and restricted stock we recommended, and the Board approved, will serve to retain and incentivize NEOs to deliver long-term value to stockholders by providing value to them that achieves a balance between upside potential and volatility.

        Generally, stock options awarded since 2000 vest after a three-year period, and the options awarded to NEOs in 2007 likewise vest three years after their award date. Provided the executives continue employment with the Company or its affiliates, the restrictions on the restricted stock awarded to them also lapse three years after their award date. During the restricted period, each share of restricted stock entitles the NEO to receive dividends (at the same dividend rate received by all stockholders), thereby recognizing both the current income generation and future change in stock price consistent with our stockholders. Under the terms of the Company's long-term incentive plan, unvested stock options and restricted stock (and the attendant dividends) are forfeited if the NEO voluntarily ceases to be employed by the Company or its affiliates, and are generally vested if the NEO retires after reaching age 65 prior to the scheduled vesting. (All restrictions lapse on the restricted stock and a pro rata portion of the unvested stock options vest upon retirement after reaching age 65.) We believe that these vesting and forfeiture provisions appropriately aid the Company in retaining executives and motivating longer-term performance.

        The Company has expensed stock option awards under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment ("SFAS 123(R)"), since January 1, 2006. When determining the appropriate combination of stock options and restricted stock, we weigh the cost of these awards against their potential benefits as a compensation tool. We believe that providing combined awards of stock options and restricted stock effectively balances our objective of focusing the NEOs on delivering long-term value to stockholders with our objectives of retaining and incentivizing the NEOs.

        The equity compensation awarded to the NEOs for fiscal year 2007 is discussed below in the section "2007 Compensation" and is shown in the Summary Compensation Table on page 25.

        Retirement Benefits.    We believe that the Company's pension plans are a key component in achieving our stated objective of NEO retention. The Company provides annual retirement benefits to NEOs under the Hearst-Argyle Television, Inc. Retirement Plan (which is also generally available to the Company's employees) and supplements those benefits with the Hearst-Argyle Television, Inc. Supplemental Retirement Plan.

        The Retirement Plan is a broad-based tax-qualified plan under which employees generally are eligible to retire with reduced benefits at age 55 or later (if they have completed 10 years of service), and at full benefits at age 65. The Supplemental Retirement Plan, which is currently available to four of our NEOs, increases the retirement benefits above amounts available under the Retirement Plan. Unlike the Retirement Plan, the Supplemental Retirement Plan is an unfunded, unsecured obligation of the Company and is not qualified for tax purposes. Both the Retirement Plan and the Supplemental Retirement Plan are strong retention tools because executives are generally not eligible for such benefits unless they remain employed with the Company for at least five years and the amount of the benefit that they will ultimately receive is determined by the number of years that they remain with the Company.

        As pension plans generally are more costly components of our compensation packages, we attempt to balance the effectiveness of the Supplemental Retirement Plan as a compensation and retention tool with the cost to the Company of providing it.

        Other Compensation Elements.    We also provide our NEOs with other benefits, which are reflected in the All Other Compensation column in the Summary Compensation Table on page 25, that we believe are reasonable and consistent with the stated objectives of the Company's NEO compensation program, and which we believe will allow our executives to perform their responsibilities more efficiently. These benefits, which are a relatively small percentage of overall NEO compensation, include premiums paid on life insurance policies and executive medical plans, as well as a car allowance, reimbursement for membership to certain clubs and Company contributions to qualified savings plans.

2007 Compensation

        The discussion below details the compensation packages we awarded to the Company's NEOs for fiscal year 2007. This discussion should be reviewed in conjunction with the Summary Compensation Table on page 25, as well as the executive compensation tables and narratives that follow it. In addition, the Company's 2007 operating and financial results are disclosed in the Company's 2007 Annual Report, which is filed with the SEC and accompanies this Proxy Statement. A detailed analysis of the Company's operating and financial performance is contained in the Management's Discussion & Analysis section of the 2007 Annual Report.

        CEO Compensation.    As described above, Mr. Barrett's salary is determined in advance and set forth in his employment agreement. For 2007, and in accordance with his employment agreement, Mr. Barrett's annual salary level was $1,125,000. Also as described above, Mr. Barrett's cash bonus opportunity is dependent upon the Company's operating and financial performance and is not tied to the achievement of individual performance goals. The Compensation Committee may award additional bonus amounts in its discretion. For 2007, the Company's operating and financial performance goals were not met and the Committee awarded a discretionary bonus of $275,000 to the CEO to reflect his contributions to the Company's long term business strategy and development. In addition, based on Mr. Barrett's leadership and his potential to enhance long-term stockholder value, the Compensation Committee recommended, and the Board approved, an award to Mr. Barrett of 60,000 stock options and 17,160 shares of restricted stock. The terms of the stock options and restricted stock awarded are previously described. The growth in Mr. Barrett's accrued pension value was $239,400 and all other compensation was $74,243, making the total compensation for Mr. Barrett in 2007 $1,732,231. We believe that Mr. Barrett's 2007 compensation is consistent with the Company's stated compensation objectives.

        Other NEOs.    In determining the compensation of Messrs. Hawks, Hobbs and Mackin for 2007, the Compensation Committee considered the Company's 2007 operating and financial performance and the achievement of the performance benchmarks discussed above. The Compensation Committee also compared each NEO's achievements against the individual performance objectives established for each of them at the beginning of the year, including pre-established goals related to the specific area of the Company's business for which each is responsible. For all of the NEOs the Compensation Committee awarded additional bonus amounts to reflect the contributions of those NEOs during 2007 to the Company's long term business strategy and development.

        In 2007, Mr. Hawks' base salary, which is set forth in his employment agreement, was $575,000. In consideration of the Company's financial performance and his contributions and achievement of individual performance goals, Mr. Hawks was awarded a bonus payment of $150,000, of which $51,891was a discretionary amount not calculated based upon the Company's financial performance. In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Hawks of 25,000 stock options and 7,150 shares of restricted stock. The growth in Mr. Hawks' accrued pension value was $57,200 and all other compensation was $54,594, making the 2007 total compensation for Mr. Hawks $844,539. We believe that Mr. Hawks' 2007 compensation is consistent with the Company's stated compensation objectives.

        In 2007, Mr. Hobbs' base salary, which is set forth in his employment agreement, was $575,000. In consideration of the Company's financial performance and his contributions and achievement of individual performance goals, Mr. Hobbs was awarded a bonus payment of $150,000, of which $49,734 was a discretionary amount not calculated based upon the Company's financial performance. In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Hobbs of 25,000 stock options and 7,150 shares of restricted stock. The growth in Mr. Hobbs' accrued pension value was $10,900 and all other compensation was $43,642, making the 2007 total compensation for Mr. Hobbs $787,287. We believe that Mr. Hobbs' 2007 compensation is consistent with the Company's stated compensation objectives.

        In 2007, Mr. Mackin's base salary, which is set forth in his employment agreement, was $730,000. In consideration of the Company's financial performance and his contributions and achievement of individual performance goals, Mr. Mackin was awarded a bonus payment of $120,000 of which $24,051was a discretionary amount not calculated based upon the Company's financial performance. In addition, the Compensation Committee recommended, and the Board approved, an award to Mr. Mackin of 25,000 stock options and 7,150 shares of restricted stock (which were cancelled upon Mr. Mackin's departure in February 2008 under the terms of the Company's equity compensation plans). The growth in Mr. Mackin's accrued pension value was $44,500 and all other compensation was $53,457, making the 2007 total compensation for Mr. Mackin $955,702. We believe that Mr. Mackin's 2007 compensation is consistent with the Company's stated compensation objectives.

Compensation for Directors in 2007

        Our Board of Directors sets the compensation for directors upon the recommendation of the CEO and the Chairman of the Board. In 2007, our directors' fees were as follows:

  •
  $40,000 annually

  •
  $20,000 annually for service as a committee chairperson

  •
  $6,000 annually for service on a committee

  •
  $1,500 for every Board meeting attended

  •
  $1,000 for every committee meeting attended

  •
  4,000 options annually

  •
  1,000 shares of restricted stock annually

  •
  2,000 additional options for service as a committee chairperson

  •
  500 additional shares of restricted stock for service as a committee chairperson

In making these compensation decisions, the Board attempted to maintain fair and competitive compensation levels commensurate with the directors' responsibilities. In addition, in August 2007 the Board appointed a Special Committee of two independent directors to consider the tender offer launched by Hearst. Members of the Special Committee were each paid $150,000 and were reimbursed for certain routine out-of-pocket expenses in connection with their committee service. Director compensation is more fully described below on page 31.

Compensation Committee Report

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for 2007 and the Company's 2008 Proxy Statement. This report is provided by the following directors, who comprise the Compensation Committee:

Caroline L. Williams, Chairperson Frank A. Bennack, Jr. Victor F. Ganzi David Pulver

Executive Compensation Tables

Summary Compensation Table

The following table sets forth certain compensation information awarded to, paid to or earned by our Chief Executive Officer, Chief Financial Officer and our two other executive officers (the "NEOs") as of December 31, 2007:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David Barrett President and Chief Executive Officer	2007 2006	1,125,000 1,050,000	275,000	9,083 8,781	9,505 12,573	— 500,000	239,400 791,500	74,243 73,088	1,732,231 2,435,942
Harry Hawks Executive Vice President and Chief Financial Officer	2007 2006	575,000 550,000	51,891	3,785 3,659	3,960 5,239	98,109 220,000	57,200 130,300	54,594 46,654	844,539 955,852
Steven Hobbs Executive Vice President, Chief Legal & Development Officer	2007 2006	575,000 550,000	49,734	3,785 3,659	3,960 5,239	100,266 220,000	10,900 12,400	43,642 28,378	787,287 819,676
Terry Mackin Executive Vice President	2007 2006	730,000 705,000	24,051	3,785 3,659	3,960 5,239	95,949 250,000	44,500 103,200	53,457 43,009	955,702 1,110,107

(1)
The Company awarded restricted stock to the NEOs in December 2007 and December 2006 pursuant to its 2007 Long Term Incentive Compensation Plan and 2004 Long Term Incentive Compensation Plan, respectively. The amounts in this column represent the dollar amount recognized in each of 2007 and 2006 for financial statement reporting purposes calculated in accordance with SFAS 123(R) for the grants awarded in those years. For additional information concerning the assumptions used in the valuation of the restricted stock awards, please refer to Footnote 12 ("Employee Stock Plans") to the Company's financial statements included in its 2007 Annual Report on Form 10-K, as filed with the SEC. The details of the restricted stock awards are set forth in the section "Compensation Discussion and Analysis."

(2)
The Company granted non-qualified stock options to the NEOs in December 2007 and December 2006 pursuant to its 2007 Long Term Incentive Compensation Plan and its 2004 Long Term Incentive Compensation Plan, respectively. The amounts in this column represent the dollar amount recognized in each of 2007 and 2006 for financial statement reporting purposes computed in accordance with SFAS 123(R) for the grants awarded in those years. For additional information concerning the assumptions used in the valuation of the stock options, please refer to Footnote 12 ("Employee Stock Plans") to the Company's financial statements included in its 2007 Annual Report on Form 10-K, as filed with the SEC. The details of the stock option grants are set forth in the section "Compensation Discussion and Analysis."

(3)
The Company awarded cash bonuses to the NEOs in February 2008 for services rendered in 2007 pursuant to its 2003 Incentive Compensation Plan. The 2003 Incentive Compensation Plan and the parameters of the 2007 bonus plan are described in the section of this Proxy Statement captioned "Compensation Discussion and Analysis." In addition, the 2003 Incentive Compensation Plan is attached as Appendix A.

(4)
The Company did not pay non-qualified deferred compensation earnings in 2007 and 2006.

(5)
Amounts in this column consist of dollar values of perquisites consisting of premiums for life insurance and executive medical plans, automobile and parking allowances, club membership reimbursements, tax preparation expense reimbursements, payments for tax gross-ups, car services and amounts contributed by the Company on behalf of the NEOs to our 401(k) Savings Plan (a non-discriminatory retirement plan established pursuant to Section 401(k) of the Code), as further set forth in the Perquisites table below.

Perquisites

Name	Year	Life Insurance Premiums ($)	Executive Medical Plan ($)	Auto Allowance ($)	Club Membership Reimbursement ($)	Miscellaneous ($)
David J. Barrett	2007 2006	10,677 10,943	12,226 11,644	18,000 18,000	19,390 18,701	13,950 13,800	(1) (2)
Harry T. Hawks	2007 2006	5,231 5,420	12,226 11,644	10,800 10,800	16,587 9,190	9,750 9,600	(3) (4)
Steven A. Hobbs	2007 2006	1,605 1,434	12,226 11,644	12,000 12,000	— —	17,812 3,300	(5) (6)
Terry Mackin	2007 2006	4,280 3,445	12,226 11,644	12,000 12,000	18,201 10,420	6,750 5,500	(6) (6)

    (1)
    Amount in this column represents $6,750 contributed by the Company on behalf of Mr. Barrett to our 401(k) Savings Plan, a parking space provided to Mr. Barrett from Hearst Corporation valued at $6,000 and personal car services provided to Mr. Barrett valued at $1,200.

    (2)
    Amount in this column represents $6,600 contributed by the Company on behalf of Mr. Barrett to our 401(k) Savings Plan, a parking space provided to Mr. Barrett from Hearst Corporation valued at $6,000 and personal car services provided to Mr. Barrett valued at $1,200.

    (3)
    Amounts in this column represent $6,750 contributed by the Company on behalf of Mr. Hawks to our 401(k) Savings Plan and a $3,000 reimbursement to Mr. Hawks for tax preparation expenses.

    (4)
    Amounts in this column represent $6,600 contributed by the Company on behalf of Mr. Hawks to our 401(k) Savings Plan and a $3,000 reimbursement to Mr. Hawks for tax preparation expenses.

    (5)
    Amount in this column represent $6,750 contributed by the Company on behalf of Mr. Hobbs to our 401(k) Savings Plan, and a payment of $6,450 made to Mr. Hobbs and the associated tax gross up amount of $4,612 due to an error in calculating Mr. Hobbs' 2006 401(k) Savings Plan contribution.

    (6)
    Amount in this column represents amounts contributed by the Company on behalf of the NEO to our 401(k) Savings Plan.

Grants of Plan-Based Awards

        The following table sets forth grants of non-equity and equity plan-based awards to our NEOs for our fiscal year ended December 31, 2007:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Options Awards: Number of Securities Underlying Option (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
David Barrett	2/20/2007 12/6/2007 12/6/2007	—	495,000	1,237,500	17,160	60,000	$19.94	342,170 327,000
Harry Hawks	2/20/2007 12/6/2007 12/6/2007	107,813	237,188	431,250	7,150	25,000	$19.94	142,571 136,250
Steven Hobbs	2/20/2007 12/6/2007 12/6/2007	107,813	237,188	431,250	7,150	25,000	$19.94	142,571 136,250
Terry Mackin	2/20/2007 12/6/2007 12/6/2007	82,125	268,275	547,500	7,150	25,000	$19.94	142,571 136,250

(1)
The Company awards cash bonuses pursuant to the 2003 Incentive Compensation Plan. This plan provides for the award of annual cash bonuses based upon target and maximum bonus payouts and individual performance goals established by the Compensation Committee of the Board of Directors during the first quarter of each fiscal year. Amounts reflected assume 100% achievement of individual performance goals. The actual amount that was paid to each NEO in 2008 pursuant to the plan for the fiscal year ended December 31, 2007 is set forth in the Summary Compensation Table under the column titled "Non-Equity Incentive Plan Compensation."

(2)
The Company awarded options and restricted stock pursuant to the 2007 Long Term Incentive Compensation Plan in December 2007. The dollar amount recognized in 2007 for financial statement reporting purposes (calculated in accordance with SFAS 123(R)) of the restricted stock awarded and options granted to each NEO pursuant to the plan for the fiscal year ended December 31, 2007 is set forth in the Summary Compensation Table under the columns titled "Stock Awards" and "Option Awards," respectively.

(3)
The grant date fair values of restricted stock awarded and options granted on December 6, 2007 are calculated in accordance with SFAS 123(R). The exercise price of options is determined by the plan pursuant to which the options were granted. Under the 2007 Long Term Incentive Compensation Plan, the exercise price is the closing price on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each NEO as of the fiscal year ended December 31, 2007:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, or Units or Other Rights That Have Not Vested ($)
David Barrett	6/24/1999 12/8/2000 12/6/2001 12/4/2002 12/3/2003 12/1/2004 12/7/2005 12/7/2006 12/6/2007	35,000 351,000 117,000 117,000 117,000 117,000 — — —	— — — — — — 120,000 60,000 60,000	— — — — — — — — —	26.81 18.56 21.06 24.10 25.28 25.70 24.08 25.64 19.94	6/24/2009 12/8/2010 12/6/2011 12/4/2012 12/3/2013 12/1/2014 12/7/2015 12/7/2016 12/6/2017	15,000 17,160	384,600 342,170	— — — — — — — — —	— — — — — — — — —
Harry Hawks	12/8/2000 12/6/2001 12/4/2002 12/3/2003 12/1/2004 12/7/2005 12/7/2006 12/6/2007	100,000 40,000 50,000 50,000 50,000 — — —	— — — — — 50,000 25,000 25,000	— — — — — — — —	18.56 21.06 24.10 25.28 25.70 24.08 25.64 19.94	12/8/2010 12/6/2011 12/4/2012 12/3/2013 12/1/2014 12/7/2015 12/7/2016 12/6/2017	6,250 7,150	160,250 142,571	— — — — — — — —	— — — — — — — —
Steven Hobbs	3/5/2004 12/1/2004 12/7/2005 12/7/2006 12/6/2007	40,000 40,000 — — —	— — 50,000 25,000 25,000	— — — — —	26.22 25.70 24.08 25.64 19.94	3/5/2014 12/1/2014 12/7/2015 12/7/2016 12/6/2017	6,250 7,150	160,250 142,571	— — — — —	— — — — —
Terry Mackin	3/18/1999 12/8/2000 12/6/2001 12/4/2002 12/3/2003 12/1/2004 12/7/2005 12/7/2006 12/6/2007	50,000 — 40,000 40,000 40,000 40,000 — — —	50,000 — — — — — 50,000 25,000 25,000	— — — — — — — — —	26.06 18.56 21.06 24.10 25.28 25.70 24.08 25.64 19.94	3/18/2009 12/8/2010 12/6/2011 12/4/2012 12/3/2013 12/1/2014 12/7/2015 12/7/2016 12/6/2017	6,250 7,150	160,250 142,571	— — — — — — — — —	— — — — — — — — —

(1)
The following chart provides the vesting schedules for each of the options granted to our NEOs, according to grant date:

Grant Date	Vesting Schedule
12/7/1998	One-half vested 12/7/2000; one-half vested 12/7/2007.
3/18/1999	One-half vested 12/31/2001; one-half vests either (1) in 1/3 increments when the market price of the Company's Series A Common Stock equaled $31, $37 and $43, respectively, or (2) on 12/31/2008.
6/24/1999	One-half vested 12/31/2000; one-half vested 12/31/2007.
12/8/2000	One-third vested 12/7/2001; one-third vested 12/7/2002; one-third vested 12/7/2003.
12/6/2001	12/6/2004
12/4/2002	12/4/2005
12/3/2003	12/3/2006
3/5/2004	3/5/2007
12/1/2004	12/1/2007
12/7/2005	12/7/2008
12/7/2006	12/7/2009
12/6/2007	12/6/2010
(2)
The restrictions on the restricted stock awarded to each of our NEOs on December 6, 2007 lapse on December 6, 2010. The restrictions on the restricted stock awarded to each of our NEOs on December 7, 2006 lapse on December 7, 2009.

Options Exercised and Stock Vested

        The following table sets forth information concerning options exercised by our NEOs during the fiscal year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Barrett	—	—	NA	NA
Harry Hawks	20,000	157,084	NA	NA
Steven Hobbs	—	—	NA	NA
Terry Mackin	—	—	NA	NA

Post-Employment Compensation—Pension Benefits Table

        Each of our NEOs participated in the Hearst-Argyle Television, Inc. Retirement Plan, our tax-qualified pension plan (the "Tax-Qualified Plan") as of December 31, 2007. Our Pension Plan is designed to provide a benefit of 1 1/2% for each year of credited service (excluding the first year of employment) multiplied by the participant's average annual compensation (as defined in the Pension Plans) for the participant's five highest consecutive full calendar years, and has a 40 year maximum. The highest amount of compensation that may be considered under federal law with respect to determining pension benefits is $225,000 as of December 31, 2007, as adjusted for the cost of living each year (except that any increase that is not a multiple of $5,000 is rounded to the next lowest multiple of $5,000). The compensation used in determining Pension Plan benefits includes salary and bonus of the executive officers, as indicated in the Summary Compensation Table.

        In addition, three of our NEOs participated in the Hearst-Argyle Television, Inc. Supplemental Retirement Plan, our non-qualified retirement plan (the "Supplemental Plan") as of December 31, 2007. This Pension Plan was adopted on January 1, 1999 and provides the benefits that would have been payable to the executive officers under the Tax-Qualified Plan, except for the application of certain legal limits.

        Named executives may retire with full pension benefits at age 65 and may retire as early as age 55 with 10 years of service from their hire date. Benefits payable for retirement prior to age 65 are reduced according to the following schedule in order to adjust for the longer expected years of payments.

Retirement Age	% of Full Benefit	Retirement Age	% of Full Benefit
64	94%	59	66%
63	88%	58	62%
62	82%	57	58%
61	76%	56	54%
60	70%	55	50%

        Lastly, benefits from the Tax-Qualified Plan are payable as a monthly annuity over the life of the participant while benefits from the Supplemental Plan are payable in full as a single lump sum at retirement.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David Barrett	HTV Retirement Plan HTV Supplemental Plan	22 years, 5 months 22 years, 5 months	518,700 2,523,300	— —
Harry Hawks	HTV Retirement Plan HTV Supplemental Plan	9 years, 9 months 9 years, 9 months	160,900 410,800	— —
Steven Hobbs	HTV Retirement Plan	2 years, 8 months	31,300	—
Terry Mackin	HTV Retirement Plan HTV Supplemental Plan	7 years, 5 months 7 years, 5 months	96,600 369,100	— —

        The credited service and present value reported in the above table is as of September 30, 2007. This coincides with the measurement date the Company used to disclose the Projected Benefit Obligations in the December 31, 2007 financial statements.

        Mr. Hawks became a participant in the Tax-Qualified Plan effective as of January 1, 1998 and in the Supplemental Plan effective as of January 1, 1999. Mr. Barrett became a participant in the Tax-Qualified Plan effective August 29, 1997 and in the Supplemental Plan effective January 1, 1999. Mr. Mackin became a participant in the Tax-Qualified Plan and in the Supplemental Plan effective June 1, 2000. Mr. Hobbs became a participant in the Tax-Qualified Plan effective February 1, 2005. As of September 30, 2007, Messrs. Barrett and Hawks are currently eligible for early retirement.

        Further information on assumptions used to determine these values can be found in the Retirement Plans and Other Post-Retirement Benefit section of the Company's 2007 Annual Report, which is filed with the SEC and accompanies this Proxy Statement.

Director Compensation

        The following table sets forth information concerning compensation to our directors for the fiscal year ended December 31, 2007, excluding David J. Barrett, our Chief Executive Officer, who serves on our Board, but is not compensated for his board service. Compensation for Mr. Barrett is set forth in the Summary Compensation Table on page 25.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Bob Marbut	53,500	4,304	5,775	63,579
Frank Bennack	64,500	4,304	5,775	74,579
John Conomikes	75,000	4,304	5,775	85,079
Ken Elkins	63,000	9,664	12,192	84,856
Victor Ganzi	13,000	—	—	13,000
George R. Hearst, Jr.	52,000	—	—	52,000
William Randolph Hearst III	49,000	4,304	5,775	59,079
Gilbert Maurer	49,000	4,304	5,775	59,079
Michael Pulitzer, Sr.(4)	16,500	—	—	16,500
David Pulver	248,500	6,456	8,663	263,619
Caroline Williams	241,500	6,456	8,663	256,619

(1)
This column reports the total amount of cash compensation received for 2007 Board and committee service. For further information, see "Compensation for Directors in 2007" on page 24.

(2)
Non-Employee Directors were awarded restricted stock in 2007 pursuant to the Company's 2007 Long Term Incentive Compensation Plan. The amounts in this column represent the dollar amount recognized in 2007 for financial statement reporting purposes calculated in accordance with SFAS 123(R) for the grants awarded in those years. For additional information concerning the assumptions used in the valuation of the restricted stock awards, please refer to Footnote 12 ("Employee Stock Plans") to the Company's financial statements included in its 2007 Annual Report on Form 10-K, as filed with the SEC. As of December 31, 2007, the directors had the following aggregate number of shares of restricted stock outstanding: Mr. Marbut: 2,000; Mr. Bennack: 1,000; Mr. Conomikes: 1,000; Mr. Elkins: 2,000; Mr. Ganzi: 0; Mr. George R. Hearst, Jr.: 0; Mr. William Randolph Hearst III: 2,000; Mr. Maurer: 1,000; Mr. Pulitzer: 0; Mr. Pulver: 3,000; Ms. Williams: 3,000.

(3)
Non-Employee Directors were granted non-qualified stock options in 2007 pursuant to the Company's 2007 Long Term Incentive Compensation Plan. The amounts in this column represent the dollar amount recognized in 2007 for financial statement reporting purposes computed in accordance with SFAS 123(R) for the grants awarded in those years. For additional information concerning the assumptions used in the valuation of the stock options, please refer to Footnote 12 ("Employee Stock Plans") to the Company's financial statements included in its 2007 Annual Report on Form 10-K, as filed with the SEC. As of December 31, 2007, the directors had the following aggregate number of options (vested and unvested) outstanding: Mr. Marbut: 23,000; Mr. Bennack: 4,000; Mr. Conomikes: 4,000; Mr. Elkins: 44,000; Mr. Ganzi: 0; Mr. George R. Hearst, Jr.: 0; Mr. William Randolph Hearst III: 43,000; Mr. Maurer: 4,000; Mr. Pulitzer: 0; Mr. Pulver: 59,500; Ms. Williams: 59,500.

(4)
Mr. Pulitzer retired from the Board on May 3, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Hearst.    Hearst holds through a subsidiary 100% of the outstanding shares of our Series B Common Stock and 56.5% of our Series A Common Stock, constituting approximately 75.6% of our total outstanding common stock as of the Record Date. In addition, the Chairman of our Board of Directors, Victor F. Ganzi, is the President and Chief Executive Officer and a director of Hearst, and David Barrett, our President and Chief Executive Officer and one of our directors, is a director of Hearst. Frank A. Bennack Jr., John G. Conomikes, George R. Hearst. Jr., William R. Hearst III and Gil Maurer are also members of the Boards of Directors of both Hearst-Argyle and Hearst.

        December 2001 Private Placement.    In connection with the private placement of the $200 million principal amount of 7.5% Series A Convertible Preferred Securities due 2016 (the "7.5% Series A Preferred Securities") and 7.5% Series B Convertible Preferred Securities due 2021 (the "7.5% Series B Preferred Securities," and, together with the Series A Preferred Securities, the "7.5% Preferred Securities"), on December 20, 2001, we entered into a Securities Purchase Agreement with the Trust, Hearst Broadcasting and certain other purchasers named therein. The Securities Purchase Agreement provides, among other things, that (i) the Trust issue and sell to Hearst Broadcasting and the other purchasers an aggregate of 4,000,000 of its 7.5% Preferred Securities, in two series, consisting of its 7.5% Series A Preferred Securities, and of its 7.5% Series B Preferred Securities, and (ii) the proceeds of the sale of the 7.5% Preferred Securities be invested in our 7.5% Convertible Junior Subordinated Deferrable Interest Debentures, Series A, due 2016 and 7.5% Convertible Junior Subordinated Deferrable Interest Debentures, Series B, due 2021 (the "Subordinated Debentures"). In connection with the execution of the Securities Purchase Agreement, we, Hearst Broadcasting and certain other parties named therein, also entered into a Registration Rights Agreement, pursuant to which we granted Hearst Broadcasting and the other holders of the 7.5% Preferred Securities certain rights to require us to register with the SEC the Series A Common Stock issuable upon conversion of the 7.5% Preferred Securities and the Subordinated Debentures for resale. We redeemed the 7.5% Series A Preferred Securities on December 31, 2004.

        Management Services Agreement.    We and Hearst are parties to a Management Services Agreement pursuant to which we provide certain management services (i.e., sales, news, programming, legal, financial, accounting, engineering and promotion services) with respect to WMOR-TV (a Hearst-owned television station in Tampa, Florida), WBAL-AM and WIYY-FM (Hearst-owned AM/FM radio stations in Baltimore, Maryland), and WPBF-TV (a Hearst-owned television station in West Palm Beach, Florida) and KCWE-TV (a Hearst-owned television station in Kansas City, Missouri). Hearst has the right, but not the obligation, to add to such managed stations any additional broadcast stations that it may acquire (or for which it enters into a time brokerage agreement) during the term of the Management Services Agreement.

        The annual management fee for the services provided to these stations is an amount equal to the greater of (i) (x) $50,000 for Hearst's radio stations (counted as a single property) and $50,000 for KCWE-TV, and (y) for all others (including WMOR-TV and WPBF-TV), $100,000 per station, or (ii) 33.33% of the positive broadcast cash flow from each such property. Hearst also reimburses us for our direct operating costs and expenses incurred with unrelated third parties and amounts paid on behalf of a managed station under the Services Agreement described below. Corporate overhead is not reimbursed except to the extent it had historically been treated as an operating expense by Hearst in calculating broadcast cash flow for a station. The term of the Management Services Agreement commenced at the consummation of the Hearst Transaction and will continue for each station, respectively, until the earlier of (i) Hearst's divestiture of the station to a third party; (ii) if applicable, the exercise of the option granted to us to acquire certain of the stations pursuant to the Television Station Option Agreement described below; or, (iii) December 31, 2008; provided, however, that Hearst will have the right to terminate the Management Services Agreement as to a particular station covered by an option or right of first refusal under the Television Station Option Agreement at any time upon

90 days' prior written notice if the option period or right of first refusal period, as applicable, has expired without having been exercised. The Management Services Agreement will also terminate if Hearst ceases to own a majority of our voting common stock or to have the right to elect a majority of our directors. In 2007, we recorded revenues of approximately $5.6 million pursuant to the Management Services Agreement with Hearst.

        Television Station Option Agreement.    We and Hearst are parties to a Television Station Option Agreement pursuant to which Hearst has granted to us an option to acquire WMOR-TV and KCWE-TV, at their fair market value as determined by the parties, or by an independent third-party appraisal, subject to certain specified parameters (and we may withdraw any option exercise after we receive the third-party appraisal). However, if Hearst elects to sell either station during the option period, we will have a right of first refusal to acquire that station substantially on the terms agreed upon between Hearst and the potential buyer. We also have a right of first refusal to purchase WPBF-TV if Hearst proposes to sell the station to a third party We will exercise any option or right of first refusal related to these properties by action of our independent directors. The option periods and the rights of first refusal expire December 31, 2008.

        Hearst Tower Lease.    On May 5, 2006 we entered into a Lease Agreement with Hearst to lease one floor of the newly constructed Hearst Tower in Manhattan for our corporate offices. Under the terms of the lease we are entitled to a tenant improvement allowance of $1.9 million. In 2007, we recorded approximately $1.4 million in rent expense under the terms of the Lease Agreement with Hearst, net of the tenant improvement allowance, which is amortized over the lease term.

        Radio Facilities Lease.    We and Hearst are parties to a Studio Lease Agreement pursuant to which Hearst leases from us premises for WBAL-AM and WIYY-FM, Hearst's Baltimore, Maryland, radio stations. The lease was entered into on August 29, 1997 and subsequently extended. The lease for each radio station will continue until the earlier of (i) Hearst's divestiture of the radio station to a third party, in which case either party (i.e., the Company or the buyer of the station) will be entitled to terminate the lease with respect to that station upon certain prior written notice or (ii) December 31, 2008. In 2007, Hearst paid us an aggregate amount of approximately $0.8 million pursuant to the Studio Lease Agreement.

        Inter-Company Services.    We and Hearst are parties to a Services Agreement pursuant to which Hearst provides us with certain administrative services, including accounting, auditing, financial, legal, insurance, data processing and employee benefits administration. The fees for such services are based on fixed and variable transaction amounts negotiated between Hearst and us. The current term of the Services Agreement will expire on December 31, 2008, but is thereafter renewable, pursuant to the provision of the Services Agreement that allows for one year renewals unless terminated on six months' prior notice. Although we believe that such terms are reasonable, there can be no assurance that more favorable terms would not be available from unaffiliated third parties. In 2007, we incurred expenses of approximately $6.6 million pursuant to the Services Agreement with Hearst.

        New England Cable News.    Hearst-Argyle also provides services to Hearst with respect to Hearst's investment in New England Cable News ("NECN"), a regional cable channel jointly owned by Hearst Cable News, Inc., an indirect wholly-owned subsidiary of Hearst, and Comcast MO Cable News, Inc. In this regard, David J. Barrett, our CEO, and Steven A. Hobbs, a Vice President of Hearst and one of our former executive officers, have served as Hearst's representatives on the management board of NECN since July 2004 and April 2005, respectively, and in 2007, Hearst paid $4,000 per month as compensation to the Company for their service.

        Wide Orbit, Inc.    In November 2004, we entered into an agreement with Wide Orbit, Inc. ("Wide Orbit") for licensing and servicing of Wide Orbit's Traffic Sales and Billing Solutions software. Hearst owns approximately 8% of Wide Orbit, Inc. In 2007, we paid Wide Orbit approximately $1.8 million under the agreement.

        ESPN.    During 2007, certain of our stations paid fees in the amount of approximately $2.0 million in the aggregate to ESPN in exchange for the right to broadcast certain sports programs. Hearst owns 20% of ESPN.

        Retransmission Consent Agreement.    We have agreements with Lifetime Entertainment Services, an entity owned 50% by an affiliate of Hearst and 50% by The Walt Disney Company, whereby for certain periods of time (i) we have assisted Lifetime in securing distribution and subscribers for the Lifetime Television, Lifetime Movie Network and/or Lifetime Real Women programming services; and/or (ii) Lifetime has acted as our agent with respect to the negotiation of our agreements with cable, satellite and certain other multi-channel video programming distributors. In 2007, we recorded revenue of approximately $20.5 million in compensation from Lifetime.

        Dividend on Common Stock.    On each of March 29, May 3, September 12 and December 6, 2007, our Board of Directors declared cash dividends of $0.07 per share on our Series A and Series B Common Stock, for a total amount of $26.2 million. Included in this amount was $19.3 million payable to Hearst. We recorded Hearst's share of the dividends payable under Payable to Hearst Corporation on the consolidated balance sheets as of March 31, June 30, September 30 and December 31, 2007, included in our financial statements in our Annual report on Form 10-K for the fiscal year ended December 31, 2007.

        Interest Expense, Net—Capital Trust.    We incurred interest expense, net, relating to the Subordinated Debentures issued to our wholly-owned unconsolidated subsidiary, the Capital Trust, of $9.8 million in the year ended December 31, 2007. The Capital Trust then paid comparable amounts to its Redeemable Convertible Preferred Securities holders of which $1.9 million was paid to Hearst, as Hearst holds $40 million of the total $200 million Redeemable Convertible Preferred Securities issued in December 2001 by the Capital Trust.

        Other Transactions with Hearst.    During 2007, we recorded net revenue of approximately $0.1 million relating to advertising sales to Hearst on behalf of Good Housekeeping, which is owned by Hearst. In addition, in his capacity as a consultant to Hearst Corporation, John G. Conomikes, one of our directors, receives secretarial services which we provide but for which we are reimbursed by Hearst. The value of these secretarial services was approximately $7,200 in 2007.

        Small Business Television.    We utilize Small Business Television Inc.'s ("SBTV") services to provide television stations with additional revenue through the marketing and sale of commercial time to smaller businesses that do not traditionally use television advertising. In 2007, these sales generated revenue of approximately $1.4 million, of which approximately $0.6 million was distributed to SBTV and approximately $0.8 million was distributed to us. Mr. Dean Conomikes, the son of director John G. Conomikes, is the owner of SBTV.

        Internet Broadcasting Systems, Inc.    As of December 31, 2007, we owned 40.8% of Internet Broadcasting Systems, Inc. ("Internet Broadcasting"). Internet Broadcasting operates a national network of station Internet sites and designs, develops and operates station Internet sites under operating agreements. We also have various agreements with Internet Broadcasting pursuant to which we paid Internet Broadcasting $9.8 million during 2007. In addition, Internet Broadcasting provides hosting services for our corporate Internet site for a nominal amount. Harry T. Hawks, our CFO, and Steven A. Hobbs, a Vice President of Hearst and one of our former executive officers, serve, and during 2007, Terry Mackin, one of our former executive officers, served on the Board of Directors of Internet Broadcasting, from which they did not receive compensation for their services.

        NBC Weather Plus.    In 2004, we invested in Weather Network Affiliates Company, LLC ("WNAC"), which owns the NBC Weather Plus Network ("Weather Plus"). We have launched Weather Plus in all of our NBC-affiliated markets. Terry Mackin, one of our former executive officers, served as the past Chairman of the board of the NBC Television Affiliates Association, which is the managing member and the owner of certain ownership interests in WNAC. Additionally, from May 2006 to February 2008, Mr. Mackin served as a member of the Board of Directors of NBC Weather Plus Network LLC, from which he did not receive compensation for his Board service.

        RDE.    In 2007, the Company made an additional investment of $1.9 million in Ripe Digital Entertainment, Inc. ("RDE"), resulting in a total investment of $11.0 million which represents a 24.7% ownership interest. During 2007, the Company earned $0.1 million in rental income from RDE for office space in our former corporate headquarters. Steven A. Hobbs, a Vice President of Hearst and one of our former executive officers, serves, and during 2007 Terry Mackin, one of our former executive officers, served on the Board of Directors of RDE, from which they did not receive compensation for their Board service.

        USDTV.    During the year ended December 31, 2007, we and Hearst each owned approximately 6.175% of U.S. Digital Television, Inc. ("USDTV"). In addition, our station KOAT-TV in Albuquerque, New Mexico, had an agreement to lease a portion of its digital spectrum to USDTV until April 15, 2007. In July 2006, USDTV filed for Chapter 7 bankruptcy and the Company wrote off its investment. In September 2006, USDTV sold substantially all its assets to a third party and assigned its spectrum lease with KOAT to the buyer. From September 23, 2005 to June 20, 2006, Steven A. Hobbs, a Vice President of Hearst and one of our former executive officers, served on the Board of Directors of USDTV, from which he did not receive compensation for his Board service.

        Run Rabbit Run.    In 2007, we entered into an arrangement with Run Rabbit Run, LLC ("Run Rabbit Run). Run Rabbit Run produces television specials featuring personality Carlos Watson. Certain of our stations air the television specials produced by Run Rabbit Run and sell the advertising air time for those specials in exchange for a commission. Under the arrangement, the Company also has the right to acquire a 12.5% ownership interest in Run Rabbit Run over time. In 2007, we sold $1.0 million of airtime, recorded net revenues of $0.8 million and commissions to Run Rabbit Run of $0.3 million. In March 2008, we agreed to loan $0.55 million to Run Rabbit Run pursuant to a Promissory Note Agreement. Upon execution of the Promissory Note Agreement, our 12.5% ownership interest immediately vested and we also received an additional 5% interest in Run Rabbit Run, bringing our total ownership interest to 17.5%. The principal and accrued interest at 10% per annum is due in March 2010.

        Certain Employees.    During 2007, we awarded stock options and restricted stock to certain employees of the stations which are owned by Hearst and managed by us (which employees also receive other compensation directly from Hearst). During 2007 we awarded these employees an aggregate of 22,025 stock options and 8,871 shares of restricted stock. In addition, Michael E. Pulitzer, Jr., the son of our former director Michael E. Pulitzer, is the Station Manager/Program Director at WXII-TV, our television station in Winston-Salem, North Carolina. He has been employed at this station since 1990 and his cash compensation in 2007 was approximately $200,168. He also received 1,000 stock options and 286 shares of restricted stock in 2007.

        Related Party Transaction Approval Policy.    We have a Code of Business Conduct and Ethics that applies to all transactions between our directors, officers and employees. The Code of Business Conduct and Ethics is available on our Web site at www.hearstargyle.com. In addition, with respect to material transactions between the Company and any of our 5% or greater stockholders, our policy is to require approval of those transactions by our independent directors.

EXECUTIVE OFFICERS OF THE COMPANY

        Our executive officers as of April 1, 2008, are as follows:

Name	Age	Position
David J. Barrett*	59	President and Chief Executive Officer
Harry T. Hawks	54	Executive Vice President and Chief Financial Officer
Philip M. Stolz	60	Senior Vice President
Frank C. Biancuzzo	48	Senior Vice President

*
Member of the Board of Directors. See "Directors Continuing in Office" for additional information.

        Harry T. Hawks has served as our Executive Vice President and Chief Financial Officer since February 2000 and as our Senior Vice President and Chief Financial Officer from the consummation of the Hearst Transaction on August 29, 1997 until February 2000. Prior to this time and since August 1994, he served as our Chief Financial Officer and Treasurer. Mr. Hawks served as Vice President—Finance of Argyle Television Holding, Inc. (a television company unrelated to our present business) from March 1993 until June 1993, and from June 1993 to April 1995 he served as its Chief Financial Officer. Prior to joining Argyle Television Holding, Inc., Mr. Hawks co-founded Cumberland Capital Corporation, a merchant banking firm, where he served as President and as a Director from 1989 until 1992.

        Philip M. Stolz has served as our Senior Vice President since December 1998. Prior to his appointment as Senior Vice President, Mr. Stolz served as President and General Manager of WBAL-TV, our television station in Baltimore, Maryland. Mr. Stolz joined WBAL-TV in 1991 as Vice President and General Manager.

        Frank C. Biancuzzo has served as our Senior Vice President since February 2007. Prior to his appointment as Senior Vice President, Mr. Biancuzzo served as President and General Manager of WISN-TV, our television station in Milwaukee, Wisconsin from April 2002 to January 2007, and as our Vice President of Marketing and Promotion from August 1997 to March 2002. Before joining Hearst Broadcasting as Director of Promotion and Marketing in 1995, Mr. Biancuzzo was Vice President of Marketing Research and Consultation at Frank N. Magid Associates, where he provided strategic planning for an international clientele of local television stations, broadcast groups and networks from November 1988 to December 1994.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the independent auditors' independence. Additionally, the Audit Committee has reviewed fees charged by the independent auditors and has monitored whether the non-audit services provided by its independent auditors are compatible with maintaining the independence of such auditors. Based upon its reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC and the Board approved that recommendation.

David Pulver, Chair
Ken J. Elkins
Caroline L. Williams

PRINCIPAL STOCKHOLDERS

        As of the Record Date, we had issued and outstanding and entitled to vote at the Annual Meeting, 52,604,916 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock.

        The following table sets forth information as of the Record Date regarding the beneficial ownership of our Series A Common Stock and the Series B Common Stock by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director and each of our executive officers named in the Summary Compensation Table; and (iii) all of our directors and executive officers as of December 31, 2007 as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock. The number of shares set forth below includes shares of restricted stock, which are outstanding but subject to forfeiture until restrictions lapse, and shares issuable pursuant to options and conversion rights that are exercisable within 60 days of March 21, 2008.

	Series A Common Stock Beneficial Ownership(2)		Series B Common Stock Beneficial Ownership
Name and Address(1)	Number	Percent of Series (%)	Number		Percent of Series (%)
David J. Barrett(3)	888,957	1.7%	—		—
Harry T. Hawks(4)(5)	367,349	*	—		—
Steven A. Hobbs(6)	93,400	*
Terry Mackin	7,697	*	—		—
Bob Marbut(4)(7)	377,014	*	—		—
Frank A. Bennack, Jr.	26,000	*	—		—
John G. Conomikes	21,000	*	—		—
Ken J. Elkins(8)	50,060	*	—		—
Victor F. Ganzi	50,000	*	—		—
George R. Hearst, Jr.	15,000	*	—		—
William Randolph Hearst III(9)	47,000	*	—		—
Gilbert C. Maurer	11,000	*	—		—
David Pulver(4)(10)	117,156	*	—		—
Caroline L. Williams(11)	64,446	*	—		—
All Company directors and executive officers as a group (14 persons)(12)	2,136,079	4.1%	—		—
Hearst Broadcasting, Inc.(13)	29,724,908	56.5%	41,298,648	(14)	100%
Private Capital Management(15)	11,645,709	22.1%	—		—

*
Represents beneficial ownership of less than 1% of the issued and outstanding shares of Series A Common Stock.

(1)
Unless otherwise indicated, the address of each person or entity named in the table is c/o Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

(2)
Number and percent of outstanding Series A Common Stock does not include any shares of Series A Common Stock issuable upon the conversion of the Series B Common Stock and 7.5% Preferred Securities into Series A Common Stock.

(3)
Includes 854,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(4)
Indicates that such person is a party to a Registration Rights Agreement with the Company dated as of August 29, 1997.

(5)
Includes 280,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(6)
Includes 80,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(7)
Includes 15,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(8)
Includes 36,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(9)
Includes 35,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(10)
Includes 47,500 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(11)
Includes 47,500 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(12)
Includes 1,395,000 shares of Series A Common Stock issuable pursuant to stock options exercisable within 60 days of March 21, 2008.

(13)
Does not include 986,131 shares of Series A Common Stock issuable pursuant to the potential conversion of 7.5% Preferred Securities owned by Hearst Broadcasting.

The Hearst Family Trust is the sole common stockholder of Hearst, which is the sole stockholder of Hearst Holdings, which is the sole stockholder of Hearst Broadcasting. The address of The Hearst Family Trust is 300 West 57th Street, New York, New York 10019. The address of Hearst, Hearst Holdings and Hearst Broadcasting is 300 West 57th Street, New York, New York 10019.

(14)
Indicates the number of shares of Series B Common Stock held by Hearst Broadcasting. The shares of Series B Common Stock are convertible at any time at the option of the holder on a share-for-share basis into shares of Series A Common Stock.

(15)
Based on the Schedule 13G, Amendment No. 3, filed by Private Capital Management, L.P. ("PCM") on January 10, 2008 reporting beneficial ownership of our Series A Common Stock as of December 31, 2007. The address of PCM is 8889 Pelican Bay Blvd, Suite 500, Naples, FL 34108.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The SEC requires that each registrant's executive officers and directors, and beneficial owners of more than 10% of any class of equity security registered pursuant to the Exchange Act, make certain filings on a timely basis under Section 16(a) of the Exchange Act. We believe that during the past fiscal year all of our officers, directors and greater than 10% beneficial holders reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal year 2006, except for Frank Bennack, John Conomikes and Gil Maurer, whose annual option and restricted stock grants for Board service were granted on August 13, 2007 and were reported on Form 4s filed on September 4, 2007 due to administrative error.

ANNUAL REPORT ON FORM 10-K

        Upon written request of any beneficial stockholder or stockholder of record, we will provide without a charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including the exhibits, financial statements and the schedules thereto required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act). Requests should be addressed to the Investor Relations Department, Hearst-Argyle Television, Inc., 300 West 57th Street, New York, New York 10019.

STOCKHOLDER PROPOSAL DEADLINE FOR 2009 ANNUAL MEETING

        Stockholder proposals to be presented at the 2009 Annual Meeting of Stockholders, for inclusion in our Proxy Statement and form of Proxy relating to that meeting, must be received by us at our offices in New York, New York, addressed to our Secretary, not later than December 3, 2008. Such proposals must comply with our Bylaws and the requirements of Regulation 14A of the Exchange Act. We may solicit proxies to use discretionary authority to vote on any stockholder proposal received after February 17, 2009.

OTHER MATTERS

        At the date of this Proxy Statement, management was not aware that any matters not referred to in this Proxy Statement would be presented for action at the Annual Meeting. If any other matters should come before the meeting, the persons named in the accompanying form of Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment, unless otherwise restricted by law.

By Order of the Board of Directors,

David J. Barrett, President and Chief Executive Officer
Dated: April 4, 2008

Appendix A

HEARST-ARGYLE TELEVISION, INC.
2003 INCENTIVE COMPENSATION PLAN

1.
Purpose of the Plan.

        The purpose of the Plan is to enable the Compensation Committee to establish performance goals for officers and other select employees of Hearst-Argyle Television, Inc. and its subsidiaries, to determine bonuses which will be awarded to such officers and select employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2.
Definitions.

        As used in this Plan, the following definitions apply:

          (a)   "Bonus" means the bonus to which an Employee is entitled under a bonus arrangement established by the Committee under the Plan.

          (b)   "Bonus Formula" means the formula for calculating an Employee's Bonus on the basis of, a performance goal established under the Plan or otherwise.

          (c)   "EBITDA" means earnings before interest, taxes, depreciation and amortization.

          (d)   "Employee" means an employee of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the Compensation Committee or a subcommittee of the Compensation Committee consisting solely of Outside Directors.

          (g)   "Company" means Hearst-Argyle Television, Inc., a Delaware corporation, and its more than 50% owned subsidiaries.

          (h)   "Compensation Committee" means the Compensation Committee of the Company's Board of Directors; provided, however, that, with respect to any Employee who is expected by the Committee to be a "covered employee" within the meaning of Section 162(m) of the Code for the year for which an award hereunder is made, all of the rights and responsibilities of the Committee hereunder (as determined without regard to this provision) shall be the rights and responsibilities of a subcommittee of the Compensation Committee consisting solely of at least two Outside Directors.

          (i)    "Outside Director" means a director of the Company who qualifies as an independent director for the purposes of Section 162(m) of the Code.

          (j)    "Plan" means this Hearst-Argyle Television, Inc. 2003 Incentive Compensation Plan.

3.
Authority to Establish Performance Goals and Bonuses.

          (a)   The Committee will have the authority to establish for any Employee who is an officer, or who the Committee determines to be a participating employee, of the Company or any subsidiary a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula (i) may be a percentage, or may be based upon the extent of achievement of specified levels, of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA, (y) the pre-tax or after tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of the Company or (z) changes (or the absence of changes) in the per share or aggregate market price of the Company's common stock, or (ii) the extent of achievement of specified levels of revenues, earnings, costs, broadcast cash flow, operating cash flow, return on assets, return on equity, return on capital or return on investment with regard to the Company, particular subsidiaries, divisions or other business units of the Company or particular Employees or groups of employees. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) of the Code is not being sought, the Committee may grant such Bonus on bases other than as contemplated above.

          (b)   The Committee may determine the Bonus Formula which will determine the Bonus an Employee will receive with regard to a fiscal year or other period. However, no Employee may be awarded a Bonus for any fiscal year in excess of $2 million. Notwithstanding any other provision hereof, the Committee may, at any time at or before the time at which it issues a certification in respect of an Employee's Bonus as contemplated by Section 4, provide in its discretion (which, for the avoidance of doubt, need not be exercised uniformly) for the elimination or reduction of the amount payable as the Bonus to that particular Employee (and the reduced amount (or zero dollars, in the case of an elimination) shall thereupon be the amount of the Employee's Bonus.

          (c)   When the Committee establishes a performance goal and Bonus Formula for an Employee, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Employee ceases to be employed by the Company before the bonus is paid in full.

4.
Review of Payment of Bonuses.

        Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each employee who has become entitled to a Bonus with regard to that fiscal year (i) the Employee's performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Employee's Bonus Formula, and (iii) the Bonus to which the Employee is entitled with regard to the fiscal year. No Bonus may be paid to an Employee with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Employee shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Employee with regard to the fiscal year.

5.
Administration of the Plan.

          (a)   The Plan will be administered by the Committee.

          (b)   The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Employee under the Plan, and any determination of the Committee regarding the Bonus to which any employee is entitled, will bind the Company and all Employees who are affected by it.

          (c)   The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Employees. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for employees who hold similar positions.

6.
No Rights to Continued Employment.

        Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of the Company a right to continue to be an officer or employee of the Company or in any other way affect the right of the Company to terminate the officer position or employment of any officer or employee at any time.

7.
Effective Date.

        This Plan is effective as of May 6, 2003, provided that the stockholders of the Company approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of the Company approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of the Company.

8.
Amendments of the Plan.

        The Committee may, with the approval of the Board of Directors of the Company, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Employee with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless, to the extent required under the rules of Section 162(m) of the Code, the amendment is approved by the stockholders of the Company. Without limiting the Committee's discretion under Section 3(b), no amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Employee, or affect any Employee's right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Employee, before the amendment, unless the Employee consents to the change.

9.
Termination of the Plan.

        The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of the Company. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Employee to receive payments of a Bonus which the Employee earned before the Plan is terminated.

*  *  *

As approved by the shareholders of the Company on May 6, 2003.

Appendix B

HEARST-ARGYLE TELEVISION, INC.
AUDIT COMMITTEE CHARTER

The Committee's Purposes.

        The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") of Hearst-Argyle Television, Inc. ("HTV") in fulfilling its responsibilities to the shareholders relating to the corporate accounting and reporting practices of HTV and its subsidiaries, the quality and integrity of HTV's consolidated financial statements, HTV's compliance with legal and regulatory requirements, the performance, qualifications and independence of HTV's external auditors and the performance and qualifications of HTV's internal audit function.

        In doing so, it is the responsibility of the Committee to maintain free and open means of communication among the Board and external auditors, internal auditors and the management of HTV. The Committee will take appropriate actions to set the tone of integrity and high standards in HTV's reporting and business practices. HTV's external auditors are ultimately accountable to the Committee and the Board.

Membership and Independence.

        The Committee shall be composed solely of outside directors who have no employment or professional relationship with HTV and are independent of HTV management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange and with all other applicable laws, rules and regulations.

        The Committee will have at least three members, who are appointed by the Board. The Board shall appoint one of the members of the Committee to serve as Chairperson.

The Committee's Duties and Responsibilities.

  Appointment of External Auditors.

        The Committee shall be directly responsible for the appointment (subject to stockholder ratification), compensation, retention and oversight of the work of the external auditors (including resolution of disagreements between HTV's management and the external auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for HTV. The Committee shall also be responsible for preapproving all audit and permitted non-audit services to be provided by HTV's external auditors. The external auditors shall report directly to the Committee.

  Review of the External Auditors.

        The Committee shall evaluate, at least annually, HTV's external auditors' qualifications, performance and independence and present a report to the Board of its conclusions with respect to such evaluation. In connection with this evaluation, the Committee shall obtain and review an annual report from HTV's external auditors describing: such external auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of such external auditors, or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by such external auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between such external auditors and HTV. In making its evaluation, the Committee shall take into account the opinions of management and HTV's internal auditors.

  Risk Assessment and Accounting Controls.

        The Committee shall discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

        The Committee shall review with management, the external auditors and the internal auditors the adequacy and effectiveness of the system of internal accounting controls of HTV, any recommendations of the external and/or internal auditors with respect to any material weaknesses in the system of internal controls and any material matters or problems with respect to accounting, EDP records, procedures or operations of HTV which have not been resolved to such auditors' satisfaction after having been brought to the attention of management.

  The Annual Audit.

        The Committee shall meet with management and the external auditors prior to commencement of the annual audit by the external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality. The Committee shall meet again with the external auditors subsequent to completion of that audit for the purpose of reviewing the results.

        The Committee shall review with HTV's external auditors any audit problems or difficulties and management's response, including (i) any restrictions on the scope of the external auditors' activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were "passed" (including similar adjustments that were passed because individually they were not material); and (ii) any "management" or "internal control" letters issued by HTV's external auditors.

  Hiring Policies.

        The Committee shall set clear hiring policies for employees or former employees of the external auditors.

  The Internal Audit Function.

        The Committee shall review the internal auditors' proposed annual audit plan for the current year, including their financial budget and staffing requirements to complete the audit plan.

        The Committee shall review the results of the audit, any problems or difficulties that internal audit encountered in the course of the audit work, and any questions, comments or suggestions internal audit may have relating to the internal controls and accounting practices and procedures.

        The Committee shall review the internal auditors' performance, staff qualifications, independence and coordination with other functions such as external audit. In addition, the Committee shall meet periodically with internal audit in private session (without the participation of management or the independent auditors).

  Earnings Releases.

        Committee shall discuss financial statements to be included with earnings press releases. The Committee shall also discuss financial information and earnings guidance to be provided to analysts and rating agencies, though this can be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). HTV may provide earnings guidance prior to discussion of that guidance by the Committee.

  Review of Financial Statements.

        Prior to the filing of HTV's Quarterly Report on Form 10-Q, the Committee shall review with management and the external auditors the Form 10-Q, including HTV's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV's consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies.

        Prior to the filing of HTV's Annual Report on Form 10-K, the Committee will review with management and the external auditors the Form 10-K, including HTV's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and matters described in Statement on Auditing Standards No. 61, as may be modified or supplemented, of the AICPA, Communication with Audit Committees, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant accounting principles, disagreements between management and the external auditors and their effect, if any, on HTV's consolidated financial statements and recent or proposed requirements of the SEC, FASB or other similar bodies, and recommend to the Board whether the audited financial statements of HTV should be included in HTV's Annual Report on Form 10-K.

        The Committee shall obtain and review reports from the external auditors regarding: (i) all critical accounting policies and practices HTV uses or expects to use; (ii) all alternative treatments of financial information within U.S. generally accepted accounting principles ("GAAP") that have been discussed with HTV's management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the external auditors; and (iii) other material written communications between the external auditors and HTV's management.

        The Committee shall discuss with the external auditors, the auditors' judgments about the quality—not just the acceptability—of HTV's accounting principles as applied in its consolidated financial statements. The discussion should include such issues as the clarity of HTV's financial disclosures, the degree of aggressiveness or conservatism of HTV's accounting principles, and the underlying estimates and other significant decisions made by management in preparing the financial disclosures.

  Proxy Report.

        The Committee shall issue a report annually to the Board, a copy of which shall be included in HTV's annual meeting proxy statement, stating whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received from the external auditors disclosures regarding the auditors' independence required by Independence Standards Board 1 and discussed with the external auditors the auditors independence; and (iv) recommended to the Board that the audited financial statements to be included in HTV's Annual Report on Form 10-K.

  Meetings with Auditors and Management.

        The Committee shall provide sufficient opportunity for the external auditors and the internal auditors, separately, to meet with members of the Committee without management present and for the Committee to meet separately with management. Among the items to be discussed at these meetings are the evaluation of HTV's financial, accounting and internal auditing personnel, and the cooperation that the auditors received during the course of audit.

        The Committee shall serve as management's, the external auditors' and the internal auditors' access to the Board with respect to all matters within the scope of the Committee.

        The Committee shall instruct management, the external auditors and the internal auditors that the Committee expects to be advised if there are areas that require the Committee's special attention.

  Reporting to the Board.

        The Committee will report to the Board on a regular basis and submit the minutes of all Committee meetings to the Board.

  Investigations.

        The Committee shall investigate all matters brought to the Committee's attention within the scope of its duties.

  Complaint Procedures.

        The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by HTV regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of HTV of concerns regarding questionable accounting or auditing matters.

  Authority to Engage Advisers.

        The Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

  Funding.

        HTV shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to the external auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for HTV, (ii) compensation to any advisers employed by the Committee in accordance with this charter and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  Legal Compliance.

        The Committee shall review the circumstances of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities. The Committee shall initiate an investigation of any special situation, if warranted.

        The Committee shall review compliance with all applicable Securities and Exchange Commission and New York Stock Exchange rules and regulations.

  Review of Litigation.

        The Committee shall review the status of significant litigation with in-house general counsel and outside legal counsel, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

  Review Audit of Employee Plans.

        The Committee shall review with management and the external auditors the audit of employee benefit plans.

  Review of Tax Matters.

        The Committee shall review with management and HTV's tax advisors the status of tax returns, including open years and potential disputes. The Committee shall review with the external auditors the adequacy of tax reserves included in HTV's consolidated financial statements.

  Review of the Committee Charter.

        The Committee shall annually review and assess this Charter.

  Performance Evaluations.

        The Committee shall conduct an annual evaluation of the Committee's own performance.

Limitations on Scope of Committee's Duties and Responsibilities.

        The Committee members shall serve on the Committee subject to the understanding on their part and the part of HTV management, the external auditors and the internal auditors that:

  •
  the Committee members are not employees or officers of HTV and are not directly involved in HTV's daily operations, and they will not serve as members of the Committee on a full-time basis;

  •
  the Committee members expect HTV's management, the external auditors and the internal auditors to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly; and

  •
  to the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

        The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of HTV's Certificate of Incorporation which:

  •
  together with the bylaws, provides indemnification for their benefit; and

  •
  to the fullest extent provided by law, provides that no director shall be liable to HTV or its stockholders for monetary damages for breach of fiduciary duty as a director.

As amended March 29, 2007

Appendix C

Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — HEARST-ARGYLE TELEVISION, INC.

This Proxy is solicited on behalf of the Board of Directors of Hearst-Argyle Television, Inc.

The undersigned hereby appoints David J. Barrett, Victor F. Ganzi and Harry T. Hawks, or any one or more of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse all the shares of Series A Common Stock  of Hearst-Argyle Television, Inc., held of record by the undersigned on March 21, 2008, at the Annual Meeting of Stockholders to be held on May 6, 2008, or any adjournment thereof.

Item 1, Item 2 and Item 3 were proposed by Hearst-Argyle Television, Inc.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted for Items 1, 2 and 3, and as the proxy holders may determine in their discretion with regard to any other matter properly brought before the Annual Meeting.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

ELECTRONIC VOTING INSTRUCTIONS

You can vote by Internet or telephone!
Available 24 hours a day 7, days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 6, 2008.

Vote by telephone (within U.S. and Canada)

•                  Call toll free 1-800-652-VOTE (8683) within the United States, Canada or Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                  Follow the instructions provided by the recorded message.

Vote by Internet

•      Log on to the Internet and go to www.investorvote.com

•      Follow the steps outlined on the secure website.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals –The Board of Directors recommends a vote FOR the listed nominee, and FOR proposals 2 and 3.

1.	ELECTION OF DIRECTOR: Series A Class I (Term expires in 2010)

	NOMINEE: CAROLINE L. WILLIAMS	For ☐	Withhold ☐

2.	APPROVAL OF INCENTIVE COMPENSATION PLAN PROPOSAL	For ☐	Against ☐	Abstain ☐

3.	RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT EXTERNAL AUDITORS	For ☐	Against ☐	Abstain ☐

4.	At the discretion of such Proxies, on any other matter that properly may come before the meeting or any adjournment thereof.

B.    Authorized Signatures –This section must be completed for your vote to be counted – Date and sign below.

Please sign as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy)	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box.
/ /

QuickLinks

ABOUT THE MEETING AND VOTING
PROPOSAL 1—ELECTION OF DIRECTORS PROPOSAL
PROPOSAL 2—INCENTIVE COMPENSATION PLAN PROPOSAL
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3—INDEPENDENT AUDITORS RATIFICATION PROPOSAL
BOARD OF DIRECTORS—GENERAL INFORMATION
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Compensation Tables
Perquisites
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE OFFICERS OF THE COMPANY
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSAL DEADLINE FOR 2009 ANNUAL MEETING
OTHER MATTERS
  Appendix A
HEARST-ARGYLE TELEVISION, INC. 2003 INCENTIVE COMPENSATION PLAN
  Appendix B
HEARST-ARGYLE TELEVISION, INC. AUDIT COMMITTEE CHARTER